EXHIBIT 10.2

UNCOMMITTED

CREDIT AGREEMENT

by and among

EMPIRE RESOURCES, INC.
as Borrower,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH,
as Lead Arranger, Agent

and an Issuing Bank

and

BNP PARIBAS, as Syndication Agent

and

the banks party hereto

June 19, 2014

THIS AGREEMENT PROVIDES FOR AN UNCOMMITTED FACILITY
WITH A DEMAND FEATURE. ALL LOANS AND
LETTERS OF CREDIT ARE DISCRETIONARY ON THE PART OF THE BANKS
IN THEIR SOLE AND ABSOLUTE DISCRETION.

EACH BANK MAY MAKE DEMAND FOR PAYMENT OF ITS LOANS AND CASH
COLLATERALIZATION OF LETTERS OF CREDIT
AT ANY TIME IN ITS SOLE AND ABSOLUTE DISCRETION.

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

Page

8.21	Transactions with Affiliates	69
8.22	Environmental Laws	70
8.23	Take or Pay Contracts	70
8.24	Limitation on Dividend Clause and Negative Pledge Clauses	70
8.25	Limitation on Sales and Leasebacks	70
8.26	Accounting Changes	71
8.27	Borrowing Base	71
8.28	Deposit Accounts	71
8.29	Storage Facilities	71
8.30	Sanctions	71

Section 9. Events of Default		71

9.01	Events of Default	71
(a)	Payment Default	71
(b)	Cross Default	72
(c)	Representations and Warranties	72
(d)	Covenant Defaults	72
(e)	Failure to Pay Debts	72
(f)	Voluntary Insolvency Proceedings	72
(g)	Involuntary Insolvency Proceedings	73
(h)	Judgment Default	73
(i)	ERISA Events	73
(j)	Change of Control	73
(k)	Security Documents; Basic Documents	73
(l)	Subordination Provisions	73
(m)	Quad Avenue Loan Agreement	73
(n)	Committed Credit Agreement Disclosure	74
9.02	Cover for Contingent Obligations	74

Section 10. The Agent		75

10.01	Appointment, Powers and Immunities	75
10.02	Reliance by Agent	75
10.03	Defaults	75
10.04	Rights as a Bank	76
10.05	Indemnification	76
10.06	Non-Reliance on Agent and Other Banks	76
10.07	Failure to Act	77
10.08	Resignation or Removal of Agent	77
10.09	Agency Fee	77
10.10	Consents under Other Basic Documents	77
10.11	Pendency of Insolvency	77
(a)	Filing Claims	77
(b)	Collection of Funds	78
10.12	Permitted Release of Collateral	78
(a)	Automatic Release	78

v

(continued)

vi

(continued)

Page

EXHIBIT A	–	Form of Note
EXHIBIT B	–	Form of Borrowing Base Certificate
EXHIBIT C	–	Form of Security Agreement
EXHIBIT D	–	Form of Subsidiary Guarantee
EXHIBIT E	–	Form of Assignment and Assumption
EXHIBIT F	–	Intentionally omitted
EXHIBIT G	–	Form of Compliance Certificate
EXHIBIT H	–	Intentionally omitted
EXHIBIT I	–	Form of Borrowing Request
EXHIBIT J	–	Form of Notice of Prepayment, Conversion and Continuation
EXHIBIT K	–	Subordination Terms
EXHIBIT L	–	Intentionally omitted
EXHIBIT M	—	Form of Intercreditor Agreement
EXHIBIT N	—	Form of Declining Bank Notice
EXHIBIT O	—	Form of Approving Bank Notice

SCHEDULE A	–	Revolving Loan Line Portions
SCHEDULE I	–	Indebtedness
SCHEDULE II	–	Investments
SCHEDULE III	–	Subsidiaries
SCHEDULE IV	—	Limitations on Dividend Clause and Negative Pledge Clauses
SCHEDULE V	-	Credit Insurance

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UNCOMMITTED CREDIT AGREEMENT

THIS UNCOMMITTED CREDIT AGREEMENT (this “Agreement”) is dated as of June 19, 2014, by and among EMPIRE RESOURCES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as agent for the Secured Parties defined below (in such capacity, together with its successors in such capacity, the “Agent”), BNP Paribas, as syndication agent (in such capacity, together with its successors in such capacity, the “Syndication Agent”) and each of the lenders that is a signatory hereto identified under the caption “Banks” on the signature pages hereto (including Rabobank) or that, pursuant to Section 11.06(b) hereof shall become a “Bank” hereunder (individually, a “Bank”, and collectively, the “Banks”).

RECITALS:

The Company, the Banks party hereto and the Agent have agreed to enter into this Agreement on, and subject to, the terms and conditions set forth herein.

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.

Definitions and Accounting Matters.

1.01         Certain Defined Terms. As used herein, the following terms have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“6900 Quad Avenue, LLC” means 6900 Quad Avenue, LLC, a Delaware limited liability company.

“Account Control Agreement” means each agreement entered into among the Agent, the Company and a securities intermediary, commodity intermediary or bank, under which the Agent has been granted “control” over a securities, commodities or deposit account, as applicable, and the right to issue a notice of exclusive control upon the occurrence and during the continuance of an Event of Default or at any time after the Required Banks shall have demanded payment of and Cash Collateral (if applicable) for any Loan Obligations, in form and substance reasonably acceptable to the Agent. For the avoidance of doubt, the agreement set forth in Section 10.14 in respect of Obligor Accounts shall be an Account Control Agreement.

“Act” has the meaning assigned to such term in Section 11.14 hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent which will be prepared by the applicable Bank and delivered to the Agent.

“Advance Date” has the meaning assigned to such term in Section 4.06 hereof.

“Affiliate” means as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company.

“Agent Parties” has the meaning assigned to such term in Section 11.02(c) hereof.

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Anti-Terrorism Laws” has the meaning assigned to such term in Section 7.16 hereof.

“Applicable Lending Office” means, for each Bank and for each Type of Loan, the “Lending Office” of such Bank (or of an affiliate of such Bank) designated from time to time by such Bank for such Type of Loan as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” means (i) thirty-five hundredths of one percent (0.35%) as it relates to the Base Rate and (ii) one and eighty-five hundredths of one percent (1.85%) as it relates to the Eurodollar Rate.

“Approved Fund” means (a) a CLO (as defined below) and (b) with respect to any Bank that is a fund which invests in whole or in material part in commercial bank loans and similar extensions of credit and is administered or managed by the same investment adviser as such Bank or by an Affiliate of such investment adviser. As used herein, the term “CLO” means any entity (whether a corporation, partnership, or trust), other than an entity owned and operated for the primary benefit of a natural person or relative(s) thereof, that is engaged in making, purchasing, holding or otherwise investing in whole or in material part in commercial bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of a Bank.

“Approving Banks” has the meaning assigned to such term in Section 2.12 hereof.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Bank and an assignee (with the consent of any party whose consent is required by Section 11.05) and accepted by the Agent, substantially in the form of Exhibit E or any other form approved by the Agent and the Company.

“Assignment of Claims Act” means the Federal Assignment of Claims Act of 1940, as amended from time to time (31 U.S.C. §3723 et seq.), and any similar state or local laws, as the same now exist or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations or interpretations related thereto.

“Australia” means the Commonwealth of Australia.

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“Australian Receivables” means, as at any date, the aggregate amount of all Receivables at such date payable to the Company that would constitute Tier I Eligible Receivables but for the fact that the principal place of business of the relevant account debtor is in Australia and/or such Receivables are payable in lawful money of Australia, provided that in no event shall the aggregate amount of the Australian Receivables included in the Borrowing Base (after giving effect to the applicable advance rate) at any time exceed an amount equal to $7,500,000.

“Auto-Renewal Letter of Credit” has the meaning assigned to such term in Section 2.03(o) hereof.

“Availability Period” means the period from the Closing Date to but not including the Revolving Credit Line Termination Date, or such earlier date on which the Revolving Loan Line Portions shall terminate as provided herein.

“Bank” has the meaning set forth in the introductory paragraph to this Agreement. Unless the context otherwise requires, the term “Bank” includes each Fronting Bank.

“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, as amended from time to time.

“Base Rate” means for any day, a rate per annum equal to the greatest of (a) the rate of interest published in The Wall Street Journal as the “prime rate” for such day and if The Wall Street Journal does not publish such rate on such day then such rate as most recently published prior to such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate that would be applicable in respect of a proposed Eurodollar Loan made two days after such date with an Interest Period of one month, plus 1.00%. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

“Base Rate Loans” means Loans that bear interest at rates based upon the Base Rate.

“Basel III” means all regulations, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States or foreign regulatory authorities, in each case pursuant to “Basel III”, as amended from time to time.

“Basic Documents” means, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Security Documents and all other documentation now or hereafter executed and/or delivered pursuant to the express terms of any of the foregoing.

“Borrowing Base” means, as at any date, the sum of (a) minus (b) minus (c) calculated without duplication as of such date where:

(a)          equals the sum of:

(i)          if and to the extent requested by the Company, 85% of Eligible Net Liquidating Value of Brokerage Accounts; plus

(ii)         90% of the aggregate amount of Tier I Eligible Receivable; plus

(iii)        80% of the aggregate amount of Tier II Eligible Receivables; plus

(iv)        70% of the aggregate amount of Australian Receivables; plus

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(v)         80% of the aggregate amount of Eligible Inventory Ordered Under L/C; plus

(vi)        80% of the aggregate amount of Eligible Inventory; plus

(vii)       65% of the aggregate amount of Eligible Unsold Inventory; plus

(viii)      100% of the aggregate amount of Pledged Cash; plus

(ix)         80% of Eligible Mexican Receivables; and

(b)          equals 100% of the aggregate amount of reserves established at any time and from time to time on or after the Closing Date by the Required Banks, which reserves are determined by the Required Banks to be necessary to protect the Banks’ interests, such determination to be made in the Required Banks’ judgment, in good faith and based on information which, in its judgment, supports such determination. Reserves established under this clause (b) may include, without limitation, reserves for: (i) past due rent at any location leased or owned by the Company at which Inventory is located unless a landlord and/or mortgagee lien waiver or subordination has been obtained, (ii) shipping costs with respect to any Inventory held by a third party shipping company and (iii) past due warehouse and other storage charges with respect to any Inventory held at third party warehouses. Any establishment, reduction or elimination of reserves under this clause (b) shall be effective on the date the Company receives Agent’s written notice of the amount thereof, provided that the Agent shall deliver notice to the Company of any such establishment, reduction or elimination of reserves under this clause (b) promptly after the Required Banks make a determination in writing (which shall have been delivered to the Agent) thereof, and

(c)          100% of the amount of Indebtedness secured by Permitted Borrowing Base Liens, which is past due (after giving effect to any grace period) and owing.

The Borrowing Base shall be determined at any time based on the Borrowing Base Certificate or Interim Borrowing Base Certificate, as applicable, then most recently delivered or, if acceptable to the Agent, as otherwise certified by the Company to the Agent and the Banks, as reduced or increased after giving effect to any reallocation pursuant to Section 2.3 of the Intercreditor Agreement. Receivables denominated in a currency other than Dollars shall be reported in the Borrowing Base based on the U.S. Dollar Equivalent thereof determined as of the date of the Borrowing Base calculation.

“Borrowing Base Certificate” means a certificate of the chief financial officer or other authorized officer with responsibility for financial matters of the Company, substantially in the form of Exhibit B hereto and appropriately completed.

“Borrowing Request” has the meaning assigned to such term in Section 2.02 hereof.

“Business Day” means (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of a payment or prepayment of principal of or interest on a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, or the determination of the Eurodollar Rate, any day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capital Expenditures” means, for any period with respect to any Person, all expenditures made by such Person during such period that, in accordance with GAAP, should be classified as a capital expenditure including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period, provided that Capital Expenditures shall not include any amount of insurance proceeds that such Person reinvests in the business of such Person, including investments in replacement assets.

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“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Securities” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, all membership interests in a limited liability company, all partnership interests in a limited partnership, or any and all similar ownership interests in a Person (other than a corporation, limited liability company or limited partnership) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateral” means cash in Dollars that has been transferred to the Collateral Account to secure repayment of the Obligations.

“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent and the Banks, Cash Collateral pursuant to documentation in form and substance reasonably satisfactory to the Agent.

“Closing Date” means the date on which this Agreement becomes effective pursuant to satisfaction or waiver (pursuant to Section 11.04 hereof) of the conditions precedent set forth in Section 6.01.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the property over which a Lien has been granted to the Agent pursuant to the Security Documents.

“Collateral Account” means a segregated collateral account or accounts maintained by the Agent on behalf of the Secured Parties, which shall be under the sole dominion and control of, and a first priority perfected lien of (subject to the terms of the Intercreditor Agreement), the Agent.

“Committed Credit Agreement” means the Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the lenders party thereto and the Committed Facility Agent, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

“Committed Facility Agent” means Rabobank in its capacity as “Agent” under and as defined in the Committed Credit Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7.U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 11.02(a) hereof.

“Company” has the meaning assigned to such term in the preamble hereof.

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“Compliance Certificate” has the meaning assigned to such term in the last sentence of Section 8.01 hereof.

“Consolidated Current Assets” means, at any time with respect to any Person, all assets of such Person and its Subsidiaries that, in accordance with GAAP, could be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries (other than investments in and receivables and other obligations from Subsidiaries, other Affiliates, officers, employees or directors of such Person).

“Consolidated Current Liabilities” means, at any time with respect to any Person, all liabilities of such Person and its Subsidiaries that, in accordance with GAAP, could be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries.

“Consolidated Net Income” means, for any period, the net earnings (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

“Continue”, “Continuation” and “Continued” shall refer to the continuation pursuant to Section 2.10 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

“Contract Rate” has the meaning assigned to such term in Section 11.17(a) hereof.

“Conversion to Approving Banks Funding Date” has the meaning assigned to such term in Section 2.12 hereof.

“Convert”, “Conversion” and “Converted” shall refer to a conversion pursuant to Section 2.10 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

“Convey” means to convey, sell, lease, assign, transfer or otherwise dispose of Property. The terms “Conveyance” and “Conveyed” shall have a correlative meaning.

“Credit Exposure” means, at any time, the aggregate principal amount of all Loans and Letter of Credit Liabilities outstanding at such time. The Credit Exposure of any Bank at any time shall be the sum of such Bank’s Revolving Loans and its Fronting Exposure at such time.

“Credit Insured Receivable” means the portion of any Receivable which is insured under a credit insurance policy (a) set forth on Schedule V hereto, including any extensions or renewals thereof, or (b) that is reasonably acceptable to the Required Banks (under which (in the case of clauses (a) and (b)) in the event of non-payment by the applicable account debtor, the credit insurer would be obligated to pay the unpaid Receivable up to the limits set forth in such policy subject only to deductibles, co-insurance and the applicable waiting periods under such policy and no other defenses, set-offs or deductions) issued by a credit insurer that is reasonably acceptable to the Required Banks, and as to which the Agent is named as loss payee.

“Declining Bank” and “Declining Banks” have the meaning assigned to such terms in Section 2.12 hereof.

“Declining Bank Notice” has the meaning assigned to such term in Section 2.12 hereof.

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“Default” means an Event of Default or any event or circumstance that solely with the giving of notice or lapse of time or both would become an Event of Default.

“Defaulting Bank” means: (a) a Bank that has defaulted on its obligation to fund Loans hereunder or make any other payment required hereby for two (2) or more Business Days unless such Bank notifies the Agent and the Company in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied; (b) a Bank that has had an involuntary proceeding commenced or an involuntary petition filed seeking (i) liquidation, reorganization or other relief in respect of such Bank or its parent or its or its parent’s debts, or of a substantial part of its or its parent’s assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Bank or its parent or for a substantial part of its or its parent’s assets; (c) a Bank that shall have or whose parent shall have (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect, (ii) consented to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) of this definition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or a substantial part of its assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) made a general assignment for the benefit of creditors or (vi) taken any action for the purpose of effecting any of the foregoing; (d) a Bank that has, for two (2) or more Business Days, failed to confirm in writing to the Agent, in response to a written request of the Agent or the Company, that it will comply with its funding obligations under this Agreement (subject to its right to become a Declining Bank at any time and/or to demand payment of and Cash Collateral (if applicable) for any Loan Obligations at any time (pursuant to the terms of this Agreement)) unless such Bank notifies the Agent and the Company in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied; or (e) has notified the Agent or the Company, or has made a public statement to the effect, that it does not intend to comply with its funding obligations under this Agreement (subject to its right to become a Declining Bank at any time and/or to demand payment of and Cash Collateral (if applicable) for any Loan Obligations at any time (pursuant to the terms of this Agreement)), or has defaulted on its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement in which it commits to extend credit (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied); provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in such Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.

“Defaulting Bank Period” means any period during which a Bank shall be a Defaulting Bank.

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“Deposit Obligations” means all obligations, indebtedness, and liabilities of the Company or any Subsidiary, or any one of them, to any Bank or any Affiliate of any Bank arising pursuant to any deposit, lock box, automated clearing house or cash management arrangements entered into by any Bank or any Affiliate of any Bank with the Company or any Subsidiary, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation, indebtedness, and liabilities of the Company or any Subsidiary, or any one of them, to repay any credit extended in connection with such arrangements, interest thereon, and all reasonable fees, costs, and expenses (including reasonable attorneys’ fees and expenses) provided for in the documentation executed in connection therewith. The term “Deposit Obligations” includes any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar Law.

“Demand Bank” means any Bank that at any time demands, prior to the Revolving Credit Line Termination Date, repayment of the entire outstanding principal amount of such Bank’s Loans.

“Demand Bank Period” means the period from (a) demand made by a Demand Bank pursuant to Section 3.01(a) hereof to (b) the close of business on the tenth (10th) Business Day following the date of such demand, subject to the terms of Section 3.01(c) hereof.

“Dividend Payment” means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Capital Securities of the Company or any of its Subsidiaries, but excluding dividends payable solely in shares of common stock of the Company.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, Public Law 111-203, as amended from time to time, and all rules, regulations, requests, guidelines or directives in connection therewith).

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” has the meaning assigned to such term in Section 8.17.

“Eligible Inventory” means, as at any date, the aggregate value of all Inventory (valued at the lower of cost (as determined using the specific identification method) or market value in accordance with GAAP) which satisfies each of the following requirements:

(a)          such Inventory is owned by the Company as at such date, free and clear of all Liens, except for Permitted Borrowing Base Liens and Liens permitted under Section 8.06(j) hereof,

(b)          such Inventory (i) in storage in the United States on the property of the Borrower, (ii) on an ocean-going vessel bound for the United States of America, Canada, Latin America or other jurisdiction acceptable to the Agent, evidenced by either (x) non-negotiable bills of lading the stated consignee of which is the Company or the Agent or (y) 3/3 on board negotiable bills of lading that have been issued and duly negotiated to the Agent, or to order and blank endorsed and in the possession of the Agent, (iii) held at a third party warehouse located in the United States (reasonably acceptable to the Agent, and is evidenced by documents of title, whether negotiable or non-negotiable, and any such negotiable document of title shall have been issued and duly negotiated to the Company or the Agent or to order, blank endorsed, and in the possession of the Company or the Agent, and any such non-negotiable document of title shall have been issued in the name of and delivered to the Company or the Agent, (iv) held at a location in the United States that is controlled by a third party (reasonably acceptable to the Agent) engaged in the business of storing goods of others for hire (of the same type as Inventory) that does not issue either negotiable or non-negotiable documents of title as long as the goods stored by such third party on behalf of the Company are readily identifiable to the Company in a manner reasonably acceptable to the Agent; or (v) in transit in the United States (under the control of the Company) to or from a warehouse or other storage facility controlled by the Company or of the type described in clause (iii) or (iv) of this clause (b),

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(c)          such Inventory is subject to a perfected first priority Lien in favor of the Agent, subject to no other Liens other than (x) Permitted Borrowing Base Liens and (y) the existence of Liens (subordinate to the Agent’s Liens) permitted under Section 8.06(j) hereof,

(d)          such Inventory meets all standards imposed by any Governmental Authority or agency, department or division thereof having regulatory authority over such Inventory, its use or sale,

(e)          in respect of such Inventory either (i) (A) one or more customers of the Company has contracted to purchase such Inventory at a predetermined fixed price under sales contracts entered into by the Company in the ordinary course of business and (B) upon such delivery an Eligible Receivable will arise or (ii) such Inventory is hedged by futures contracts (in a manner acceptable to the Required Banks) in a futures account maintained with a broker acceptable to the Agent, which is subject to the Agent’s first priority perfected Lien (subject only to customary setoff rights of the applicable broker) and an Account Control Agreement,

(f)          such Inventory is insured as to casualty loss by an insurance company acceptable to the Required Banks pursuant to an insurance policy acceptable to the Required Banks on which the Agent has been named additional insured and loss payee,

(g)          such Inventory is not damaged, obsolete, slow moving or not currently saleable in the normal course of the Company’s operations,

(h)          such Inventory is not Inventory that the Company or the Company’s customer has returned, has attempted to return, is in the process of returning or intends to return,

(i)          such Inventory has not been shipped or delivered to a customer on consignment, a sale or return basis, or on the basis of any similar understanding,

(j)          such Inventory was acquired by the Company in the ordinary course of business from a non-Affiliate;

(k)          such Inventory has not given rise to an Eligible Receivable; and

(l)          such Inventory is not Inventory the Agent has otherwise deemed ineligible at any time and from time to time, such determination to be made in the Agent’s judgment, in good faith and based on information which, in its judgment, supports such determination;

provided that (i) in no event shall the aggregate amount of the Eligible Inventory included in the Borrowing Base at any time exceed an amount equal to 65% of the Borrowing Base and (ii) if at any time and from time to time the Agent shall determine a warehouse or storage location unacceptable (in its reasonable discretion) and the Agent shall deliver notice thereof to the Company, (x) any Inventory located at such facility on (or received by such facility within 14 days after) the date of delivery by the Agent of such notice shall be included as Eligible Inventory (to the extent such Inventory otherwise qualifies as Eligible Inventory) for not more than 120 days after the date of delivery of such notice and (y) no Inventory initially received at such facility after the date which is 14 days after the date of delivery by the Agent of such notice shall be Eligible Inventory until located at a storage facility reasonably acceptable to the Agent.

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“Eligible Inventory Ordered Under L/C” means, as at any date, the aggregate purchase price payable for Inventory (not otherwise included in the Borrowing Base): (a) that the Company has contracted to purchase pursuant to a purchase contract in which the Agent has a first priority perfected Lien (subject to the terms of the Intercreditor Agreement); (b) the purchase price of which is supported by a commercial Letter of Credit issued by the applicable Issuing Bank; (c) that is to be delivered to the Company prior to the Revolving Credit Line Termination Date; and (d) that, upon receipt by the Company and payment under the Letter of Credit, will constitute Eligible Inventory.

“Eligible Mexican Receivables” means at any date, the aggregate amount of all Receivables at such date payable to a subsidiary of the Company that is organized under the laws of Mexico (the “Mexican Subsidiary”), which would qualify as Tier I Eligible Receivables but for the fact that such Receivables are payable in Mexican pesos and/or are owing to the Mexican Subsidiary rather than the Company, provided that in order to qualify as Eligible Mexican Receivables, the Mexican Subsidiary shall have:

(i)          delivered to the Agent and the Banks (a) a duly executed security agreement governed by the laws of Mexico (in form and substance reasonably satisfactory to the Agent) and (b) such other documentation reasonably requested by the Agent or the Required Banks as necessary to provide a first priority perfected Lien (or the equivalent under local law) in the Eligible Mexican Receivables and proceeds thereof;

(ii)         delivered to the Agent and the Banks evidence of the filing with all necessary Governmental Authorities of financing statements or other registrations of pledge or Lien which may be reasonably requested by the Agent or the Required Banks;

(iii)        delivered to the Agent and the Banks an opinion or opinions of counsel to the Mexican Subsidiary licensed to practice in the jurisdiction in which the Mexican Subsidiary is organized opining as to the execution, delivery and enforceability of the applicable security agreement and attachment, perfection and priority of the related security interest and any other matters reasonably requested by the Agent and the Required Banks; and

(iv)        delivered to the Agent and the Banks all requested “know your customer” information and other information requested by the Agent and the Banks.

Notwithstanding the foregoing, at no time shall Eligible Mexican Receivables included in the Borrowing Base exceed $10,000,000 (after giving effect to the applicable advance rate).

“Eligible Net Liquidating Value in Brokerage Accounts” means, as of any date of determination, the aggregate amount of the “net liquidating value” or “net equity” (however designated) or amount that would be available for withdrawal upon closing such accounts and liquidation of all open positions at current market values as reported in the most recent account statements for the relevant account in all commodities accounts of the Company held with commodity intermediaries acceptable to the Agent in which the Agent has been granted a perfected Lien and which is subject to the execution and delivery of one or more Account Control Agreements among the Agent, the Company and the applicable commodity intermediaries and that is free and clear of any other Liens other than customary Liens in favor of the applicable commodity intermediary securing obligations arising in connection with the operation of such commodity account in the ordinary course.

“Eligible Receivables” means, as at any date, the aggregate amount of all Receivables at such date payable to the Company, other than the following (determined without duplication):

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(a)          any Receivable payable in a currency other than a Permitted Currency;

(b)          any Receivable due from an account debtor whose principal place of business is (i) located in Australia or (ii) otherwise not located in the United States of America, Canada or Latin America and with respect to this clause (ii) only, which are not: (A) backed by a bank letter of credit naming the Agent as beneficiary or assigned to the Agent, in the Agent’s possession and acceptable to the Agent in all respects, such determination to be made in the Agent’s judgment and in good faith or (B) covered by a foreign receivables insurance policy acceptable to the Agent (on which the Agent shall have been named loss-payee), such determination to be made in the Agent’s judgment and in good faith,

(c)          any Receivable owing from an Affiliate of the Company,

(d)          any Receivable owing from an account debtor that the Required Banks (through the Agent) have notified the Company does not have a satisfactory credit standing (as determined by the Required Banks, such determination to be made in each of their respective judgments, in good faith and based on information which, in their respective judgments, supports such determination),

(e)          any Receivable that remains unpaid for more than 60 days after the original due date thereof,

(f)          all Receivables of any account debtor if more than 50% of the aggregate amount of the Receivables owing to the Company from such account debtor shall at the time have remained unpaid and outstanding for more than 60 days after the original due date thereof,

(g)          any Receivable as to which there is any unresolved dispute with the respective account debtor or which is subject to any offset, counterclaim, reduction or other claim or defense on the part of the account debtor or to any claim on the part of the account debtor denying payment liability under such Receivable (including, without limitation, the amount of all liabilities and obligations of the Company to the account debtor and mark-to-market losses on forward, derivative or other contracts with such account debtor) (but only to the extent of the amount thereof in dispute or the amount subject to offset, counterclaim, reduction or other claim or defense),

(h)          any Receivable evidenced by an Instrument or Chattel Paper (as such terms are defined in the UCC) not in the possession of the Agent,

(i)          any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement,

(j)          any Receivable that is payable more than 120 days after the date of the original invoice therefor, provided that Receivables owing from account debtors organized or located in Brazil which are payable up to 180 days after the date of the original invoice therefor shall not be excluded from Eligible Receivables under this clause (j) so long as such Receivables are Credit Insured Receivables, provided, further, that additional Receivables that have a due date of greater than 120 days after the date of the original invoice therefor in an aggregate amount not to exceed $3,500,000 at any time shall not be excluded from Eligible Receivables under this clause (j) so long as such Receivables are Credit Insured Receivables,

(k)          any Receivable owed by any Governmental Authority, whether foreign or domestic (provided, however, that there shall be included in Eligible Receivables that portion of Receivable owed by such Governmental Authority for which the Company has provided evidence satisfactory to the Agent (including, without limitation, that all necessary actions have been taken under any applicable Assignment of Claims Act) that (i) the Agent has a security interest in such Receivable and (ii) such Receivable may be enforced by the Agent against such Governmental Authority),

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(l)          any Receivable that has arisen in a transaction in which the Customer’s obligations have been subcontracted to a third party or is assured by a performance, completion or other bond,

(m)          any Receivable with respect to which the Agent does not have a first priority, perfected Lien on behalf of the Banks (subject only to Permitted Borrowing Base Liens) or which is subject to any other Lien (other than Permitted Borrowing Base Liens and Liens (subordinate to the Agent’s Liens) permitted under Section 8.06(j) hereof),

(n)          any Receivable which shall not be the valid, legally enforceable and binding obligation of the applicable account debtor,

(o)          any Receivable not evidenced by an invoice which shall have been issued to the applicable account debtor,

(p)          any Receivable which does not comply in all material respects with all applicable Laws to which such Receivable and the Company are subject,

(q)          any Receivable, the account debtor of which is insolvent or a debtor under chapter 11 of the United States Bankruptcy Code (a “Chapter 11 Debtor”) or any other proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction, and

(r)          any Receivable not arising from the purchase of Inventory in an arm’s length bona fide transaction conducted in the ordinary course of business in compliance with all applicable Laws.

“Eligible Unsold Inventory” means Inventory which is not Eligible Inventory that, but for the failure to satisfy clause (e) of the definition of “Eligible Inventory”, would qualify as Eligible Inventory, valued at the lower of cost (as determined using the specific identification method) or market in accordance with GAAP; provided that in no event shall the aggregate amount of such Eligible Unsold Inventory (including, without limitation, stainless steel) included in the Borrowing Base at any time exceed $3,500,000 (after giving effect to the applicable advance rate), plus

“Environmental Laws” means any and all legally binding Laws concerning the environment or the protection of health and safety with respect to exposure to contamination or pollution in the environment which are in existence now or in the future and are binding at any time on the Company or any of its Subsidiaries in the relevant jurisdiction in which the Company or any Subsidiary has been or is operating (including by the export of its products or its waste to that jurisdiction).

“Environmental Permits” means any permit, license, consent, approval, registration and other authorization required under any Environmental Law for the operation of the business of the Company or any of its Subsidiaries conducted on or from the properties owned or operated by the Company or such Subsidiary.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

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“ERISA Affiliate” means any trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302 of ERISA and Section 412(c) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

“Eurodollar Base Rate” means, with respect to any Eurodollar Loan for any Interest Period therefor, the rate of interest per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) (or, in the event such rate does not appear on a Reuters page or screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion) as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (but in respect of the Eurodollar Rate as that term is used in the definition of the term “Base Rate”, as of 11:00 a.m., London time, on the day of determination thereof or if such day is not a Business Day on the immediately preceding Business Day (the rate determined pursuant to this sentence, herein the “Page Rate”); provided that in the event that the Page Rate is not available at such time for any reason, the “Eurodollar Base Rate” for the purposes of this definition shall instead be the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) offered to Rabobank or one of its Affiliates at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period (but in respect of the Eurodollar Rate as that term is used in the definition of the term “Base Rate”, as of 11:00 a.m., London time, on the day of determination thereof) or if such day is not a Business Day on the immediately preceding Business Day by leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period.

“Eurodollar Loans” means Loans that bear interest at rates based on rates referred to in the definition of “Eurodollar Base Rate” in this Section 1.01.

“Eurodollar Rate” means, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

“Event of Default” has the meaning assigned to such term in Section 9 hereof.

“Excluded Swap Obligations” means, with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Obligor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission or the application or official interpretation thereof.

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“Excluded Taxes” means, with respect to the Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder: (a) taxes imposed on or measured by its overall net income (however denominated) by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its Applicable Lending Office is located; (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the applicable Obligor is located, (c) in the case of a Foreign Bank any withholding tax that is imposed on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank’s failure (or inability) to comply with Section 5.06(e), except to the extent that such Foreign Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 5.06, (d) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Bank because of its failure to comply with Section 5.06 hereof, and (e) any Taxes imposed on any “withholdable payment” as a result of the failure of a recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012.

“Executive Order” has the meaning assigned to such term in Section 7.16 hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date hereof, including any amendments made thereto after the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Rabobank from three Federal funds brokers of recognized standing selected by it.

“Foreign Bank” means any Bank that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.

“Fronting Banks” means the Issuing Banks.

“Fronting Exposure” means, at any time, the aggregate principal amount of all Letter of Credit Liabilities outstanding at such time. The Fronting Exposure of any Bank at any time shall be its Revolving Loan Line Portion Percentage of the total Fronting Exposure at such time.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governing Documents” means, with respect to a: (a) corporation, its articles or certificate of incorporation and bylaws, (b) limited partnership, its certificate of limited partnership and limited partnership agreement, (c) limited liability company, its certificate of formation and limited liability company or operating agreement and (d) any other Person, the other organizational or governing documents of such Person and, in each case, any other organizational or governing documents, as applicable.

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“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the Capital Securities of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb has a correlative meaning.

“Guarantors” means each Subsidiary of the Company that executes and delivers a Subsidiary Guarantee.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or any other similar transaction governed by an ISDA Master Agreement.

“Hedging Obligations” means all net obligations, indebtedness, and liabilities of the Company or any Subsidiary, or any one of them, to any Bank or an Affiliate of a Bank (or any Person which was a Bank or an Affiliate of a Bank at the time such Person entered into the applicable Hedging Agreement), arising pursuant to any Hedging Agreements entered into by such Bank, Affiliate or other Person (while such other Person was a Bank or an Affiliate thereof) with the Company or any Subsidiary, or any one of them, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in such Hedging Agreements. The term “Hedging Obligations” includes any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar Law.

“Imbali Facility” means Indebtedness of Imbali Metals Bvba consisting of a revolving working capital facility provided by ING Belgium S.A./N.V., in a principal amount not to exceed €10,000,000 at any one time outstanding, and any extensions, renewals, refinancing and replacements of any such facility that do not increase the outstanding principal amount thereof or result in an earlier maturity date thereof.

“Imbali Guarantee” means a Guarantee by the Company of the Imbali Facility.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person), and any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person; (g) obligations under Hedging Agreements; and (h) obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of preferred Capital Securities of such Person. The amount of any Indebtedness under clause (c) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the property subject to the relevant Lien.

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“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Period” means, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first week or first, second or third calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that (i) each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and (ii) no Interest Period shall extend beyond the Revolving Credit Line Termination Date.

Notwithstanding the foregoing, each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in respect of an Interest Period other than one week, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof, substantially in the form of Exhibit M hereto, between the Agent and the Committed Facility Agent, as the same shall be amended, supplemented or otherwise modified from time to time.

“Interim Borrowing Base Certificate” means a report certified by the chief financial officer or other authorized officer of the Company, substantially in the form of Exhibit B, with appropriate insertions and schedules, showing the Borrowing Base as of the date set forth therein after giving effect to the credit extensions requested in relation to such Interim Borrowing Base Certificate.

“Inventory” means the Company’s semi-finished aluminum and steel products and aluminum billets and other similar metals products approved by the Required Banks.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, loaned or extended to such Person; or (d) the entering into of any Hedging Agreement.

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“Investment Grade” means, with respect to any Person as of any date of determination, the long term senior unsecured non-credit enhanced credit rating of such Person is BBB- or higher by S&P or Baa3 or higher by Moody’s.

“Issuance Cap” means, with respect to the obligation of an Issuing Bank to issue any Letter of Credit under this Agreement, the maximum permitted aggregate outstanding amount of Letter of Credit Liabilities attributable to Letters of Credit issued by such Issuing Bank, as shall be agreed upon by each Issuing Bank, the Company and the Agent in writing upon any new Issuing Bank becoming an Issuing Bank, as such agreement may be amended, modified or supplemented from time to time by the parties thereto. As of the Closing Date, Rabobank has an Issuance Cap in an amount equal to $35,000,000. The Issuance Cap for Rabobank shall be reduced, in its sole discretion, by all or any part of the amount of the Issuance Cap of each new Issuing Bank, on the date such new Issuing Bank shall become an Issuing Bank.

“Issuing Bank” means Rabobank in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. The Company may, in its discretion, arrange for one or more Letters of Credit to be issued by any other Bank, in which case the term Issuing Bank shall include any such Bank with respect to Letters of Credit issued by such Bank. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the applicable Issuing Bank, in which case the term Issuing Bank shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate, together with its successors and assigns in such capacity.

“ISP” means International Standby Practices ISP98, International Chamber of Commerce Publication No. 590, as from time to time amended, modified and replaced.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Cap” has the meaning assigned to such term in Section 2.03 hereof.

“L/C Participant” has the meaning assigned to such term in Section 2.03(b) hereof.

“Letter of Credit” has the meaning assigned to such term in Section 2.03 hereof.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be amended, supplemented or otherwise modified and in effect from time to time.

“Letter of Credit Interest” means for each Bank, such Bank’s participation interest (or, in the case of the applicable Issuing Bank, such Issuing Bank’s retained interest) in the applicable Issuing Bank’s liability under Letters of Credit and such Bank’s rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

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“Letter of Credit Liability” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit.

“Leverage Ratio” means, at any time, the ratio of (a) Total Liabilities at such time minus the amount of Subordinated Debt at such time to (b) Tangible Net Worth of the Company at such time.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

“Loan Obligations” means all obligations, indebtedness, and liabilities of the Company or any Subsidiary, or any one of them, to the Agent and the Banks arising pursuant to any of the Basic Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation of the Company or any Subsidiary to repay the Loans, the Letter of Credit Liabilities, interest on the Loans and Letter of Credit Liabilities, and all reasonable fees, costs, and expenses (including reasonable attorneys’ fees and expenses) provided for in the Basic Documents. The term “Loan Obligations” includes any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar Law.

“Loan” means a Revolving Loan of any Type.

“Loan Advance Date” has the meaning assigned to such term in Section 4.06 hereof.

“Margin Stock” means “margin stock” within the meaning of Regulation T or U.

“Material Adverse Effect” means a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries (on a consolidated basis), (b) the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Banks and the Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

“Material Indebtedness” has the meaning assigned to such term in Section 9.01(b) hereof.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which form the basis of liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, medical waste, radioactive materials and electromagnetic fields.

“Maximum Rate” has the meaning assigned to such term in Section 11.17(a) hereof.

“Mexican Subsidiary” has the meaning assigned to such term in the definition of “Eligible Mexican Receivables”.

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“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate makes or is obligated to make contributions.

“Net Working Capital” means as of any date of determination with respect to any Person, an amount equal to the excess of (i) Consolidated Current Assets of such Person and its Subsidiaries over (ii) Consolidated Current Liabilities of such Person and its Subsidiaries as at such date.

“Non-Renewal Notice Date” has the meaning assigned to such term in Section 2.03(o) hereof.

“Notes” means the promissory notes in substantially the form of Exhibit A hereto provided for by Section 2.09 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

“Obligations” means all Loan Obligations, the Hedging Obligations and all Deposit Obligations.

“Obligor Accounts” has the meaning assigned to such term in Section 10.14 hereof.

“Obligors” means, collectively, the Company and the Guarantors.

“OFAC” has the meaning assigned to such term in Section 7.16 hereof.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Basic Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Basic Document.

“Participant” has the meaning assigned to such term in Section 11.06(d) hereof.

“Payor” has the meaning assigned to such term in Section 4.06 hereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Borrowing Base Liens” means Liens permitted under clauses (b) and (c) of Section 8.06 hereof.

“Permitted Currency” means Dollars, Canadian dollars, Euros, Australian dollars, New Zealand dollars and Mexican pesos, provided, that for purposes of clause (a) of the definition of “Eligible Receivables”, Permitted Currency shall not include Australian dollars or Mexican pesos.

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“Permitted Investments” means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the Laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by S&P or Moody’s, respectively, maturing not more than 90 days from the date of acquisition thereof; (d) municipal bonds with a credit rating acceptable to the Required Banks; (e) loans or advances to employees made in the ordinary course of business in an aggregate principal amount outstanding at any time not to exceed $100,000; (f) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to an Obligor or in satisfaction of judgments, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; (g) consideration received in connection with any asset sale or other disposition permitted under this Agreement; (h) any acquisition of assets solely in exchange for the issuance of Capital Securities of the Company; and (i) all cash held in deposit accounts subject to an Account Control Agreement.

“Person” means any individual, corporation, company, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Platform” has the meaning assigned to such term in Section 11.02(a) hereof.

“Plan” means an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Section 412 of the Code or Title IV of ERISA, other than a Multiemployer Plan, or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Pledged Cash” means deposit accounts maintained at any bank or trust company organized or licensed under the Laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 which are subject to Account Control Agreements in favor of the Agent and are otherwise subject to a first priority, perfected security interest in favor of the Agent and are free and clear of liens of third persons (other than customary netting and setoff rights, bankers’ liens and the like in favor of such bank or trust company).

“Post-Default Rate” means a rate per annum equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans, provided that, if the amount with respect to which interest at the Post-Default Rate is payable is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the “Post-Default Rate” for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(a)(ii) hereof and, thereafter, the rate provided for above in this definition.

“Principal Shareholders” means Nathan S. Kahn and Sandra R. Kahn.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Quad Avenue Loan Agreement” means the Loan Agreement dated as of December 27, 2004 between 6900 Quad Avenue, LLC and JPMorgan Chase Bank, N.A., as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

“Quad Avenue Subsidiary” means 6900 Quad Avenue, LLC, unless such Person owns any property (real or otherwise) other than the approximately 122,000 square foot warehouse located at 6900 Quad Avenue, Baltimore, Maryland.

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“Quarterly Dates” means the last Business Day of each March, June, September and December, the first of which shall be the first such day after the date of this Agreement.

“Rabobank” has the meaning set forth in the introductory paragraph herein.

“Receivables” means, as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of the Company (or, in respect of Eligible Mexican Receivables, the Mexican Subsidiary) in respect of Inventory sold and shipped to such customer, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes hereof, a credit or rebate paid by check or draft of the Company (or, in respect of Eligible Mexican Receivables, the Mexican Subsidiary) shall be deemed to be outstanding until such check or draft has been debited to the account of the Company (or, in respect of Eligible Mexican Receivables, the Mexican Subsidiary) and net of any applicable taxes including, without limitation, sales, excise and similar taxes.

“Register” has the meaning set forth in Section 11.06(b) hereof.

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Regulatory Change” means, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign Law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign Law or regulations (whether or not having the force of Law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof. The Dodd-Frank Act, Basel III and all requests, rules, guidelines, and directives promulgated under any of the foregoing shall be deemed to be a “Regulatory Change “, regardless of the date enacted or adopted.

“Reimbursement Obligations” means, at any time, the obligations of the Company then outstanding to reimburse amounts paid by the applicable Issuing Bank in respect of any drawings under a Letter of Credit.

“Relevant Properties” has the meaning assigned to such term in Section 7.12 hereof.

“Required Banks” means Banks having 51% of the aggregate amount of the Revolving Loan Line Portions or, if the Revolving Loan Line Portions have terminated, Banks holding at least 51% of the aggregate amount of the Credit Exposure. If at the time of the calculation of the Required Banks, one or more Defaulting Banks exists, the Credit Exposure and unused Revolving Loan Line Portions of each Defaulting Bank shall be excluded from both the numerator and denominator of the calculation.

“Required Payment” has the meaning assigned to such term in Section 4.06 hereof.

“Required Loan Payment” has the meaning assigned to such term in Section 4.06 hereof.

“Requirement of Law” means, as to any Person, any Law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Reserve Requirement” means the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of “Eurodollar Base Rate” in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

“Revolving Credit Line Termination Date” means June 19, 2015.

“Revolving Loan Line Portion” means, as to each Bank, the obligation of such Bank to consider requests to make Loans and to acquire a participation in Letters of Credit in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite such Bank’s name under the caption “Revolving Loan Line Portion” on Schedule A attached hereto and incorporated herein by reference (as the same may be reduced or increased from time to time in connection with a Declining Bank election pursuant to Section 2.12 hereof). As of June 19, 2014, the aggregate amount of the Revolving Loan Line Portions is $75,000,000.

“Revolving Loan Line Portion Percentage” means, with respect to any Bank and except as set forth in clause (b) below:

(a)          (x)          with respect to any Loan made, or Letter of Credit issued, extended or increased at any time prior to any Conversion to Approving Banks Funding Date, the ratio of (i) the amount of the Revolving Loan Line Portion of such Bank on the date of borrowing, issuance, extension or increase, as applicable, to (ii) the aggregate amount of the Revolving Loan Line Portions of all of the Banks on the date of borrowing, issuance, extension or increase, as applicable; provided that if at the time of the calculation one or more Defaulting Banks exists, the Revolving Loan Line Portion Percentages are subject to reallocation as provided in Section 4.12, and

(y)          with respect to any Loan made or Letter of Credit issued, extended or increased on or after a Conversion to Approving Banks Funding Date, (i) if such Bank is an Approving Bank with respect to such Loan or Letter of Credit as of the borrowing date of such Loan or date of issuance, extension or increase for such Letter of Credit, as applicable, the ratio of (I) the amount of the Revolving Loan Line Portion of such Approving Bank on such date to (II) the aggregate amount of the Revolving Loan Line Portions of all Approving Banks on such date and (ii) if such Bank is a Declining Bank as of the borrowing date of such Loan or the date of issuance, extension or increase for such Letter of Credit, 0%, provided that if at the time of the calculation, one or more Defaulting Banks exists, the Revolving Loan Line Portion Percentages are subject to reallocation as provided in Section 4.12.

(b)          with respect to any Bank in respect of any indemnity claim under Section 10.05 arising out of an action or omission of the Agent under this Agreement, the ratio of (i) the amount of the Revolving Loan Line Portion of such Bank to (ii) the aggregate amount of the Revolving Loan Line Portions of all of the Banks.

If the Revolving Loan Line Portions have terminated or expired, the Revolving Loan Line Portion Percentage shall be determined based upon the Revolving Loan Line Portions most recently in effect, giving effect to any assignments.

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“Revolving Loans” means the Loans provided for in Section 2.01 hereof, which may be Base Rate Loans and/or Eurodollar Loans.

“S&P” means Standard and Poor’s Ratings Services, or any successor to its rating agency business.

“Sanctioned Person” has the meaning assigned to such term in Section 7.16 hereof.

“Secured Parties” means the Agent, the Banks and each Affiliate of a Bank who is owed any portion of the Obligations.

“Security Agreement” means the Security Agreement among the Company, the Guarantors and the Agent, substantially in the form of Exhibit C hereto, as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

“Security Documents” means, collectively, the Security Agreement, the Subsidiary Guarantee, the Share Pledge Agreement, all Uniform Commercial Code financing statements required by this Agreement and the Security Agreement to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement, and each other security agreement or other document executed and delivered pursuant to the Security Agreement and the Share Pledge Agreement to secure any of the Obligations.

“Share Pledge Agreement” means that certain Share Pledge Agreement dated April 28, 2011 between the Company and Rabobank (in its capacities as Agent and as Committed Facility Agent) pursuant to which the Company pledges 65% of the Capital Securities issued by Imbali Metals Bvba, as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

“Spot Rate” means, for any Permitted Currency, the exchange rate published by The Wall Street Journal for the purchase of such Permitted Currency with Dollars on the date that the foreign exchange computation is made, provided that the Company may obtain such rate from another agency designated by the Company (and reasonably acceptable to the Agent) if a foreign exchange rate for such Permitted Currency is not available from The Wall Street Journal at the time of determination.

“Subordinated Debt” means unsecured Indebtedness of the Company that is: (a) provided to the Company substantially on the terms set forth on Exhibit K hereto or on such other or different terms as shall be acceptable to the Required Banks in their sole discretion, (b) subordinated to the Obligations on terms outlined on Exhibit K or on such other or different subordination terms, as shall be acceptable to the Required Banks in their sole discretion and (c) not guaranteed by any Obligor unless such guarantee is subordinated to obligations of such Obligor under the Basic Documents on terms similar to those outlined on Exhibit K or on such other or different subordination terms, as shall be acceptable to the Required Banks in their sole discretion. For the avoidance of doubt, the Indebtedness of the Company under the Imbali Guarantee shall not constitute Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity has or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

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“Subsidiary Guarantee” means the Subsidiary Guarantee in favor of the Agent, substantially in the form of Exhibit D hereto as the same may be amended or otherwise modified from time to time.

“Swap Obligations” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tangible Net Worth” means, as at any date for any Person, the sum for such Person (determined without duplication in accordance with GAAP), of the following:

(a)          the amount of common stock; plus

(b)          the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); plus

(c)          accumulated other comprehensive income; plus

(d)          the amount of any Subordinated Debt; minus

(e)          the sum of the following: (i) the aggregate amount of Investments by such Person, other than (x) Investments permitted under Section 8.08(e) hereof and (y) Permitted Investments plus (ii) to the extent not deducted in the calculation of Tangible Net Worth under clause (i) above, Investments in and receivables and other obligations from Subsidiaries, other Affiliates, officers, employees or directors of such Person plus (iii) the cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 2013.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tier I Eligible Receivables” means, on any date, all Eligible Receivables that are: (a) owed by account debtors which are Investment Grade, (b) Credit Insured Receivables, (c) fully supported by a letter for credit issued by a financial institution which is Investment Grade or any other financial institution acceptable to the Required Banks or (d) otherwise approved by the Required Banks as “Tier I Eligible Receivables”.

“Tier II Eligible Receivables” means, on any date, all Eligible Receivables that are not Tier I Eligible Receivables (including, without limitation, any portion of Eligible Receivables which, but for such amount being in excess of the applicable credit insurance limits, would be Tier I Eligible Receivables), provided, that the aggregate amount of Tier II Eligible Receivables that are not Credit Insured Receivables, owing from any one account debtor (and its Affiliates) included in the Borrowing Base at any time shall not exceed $1,500,000 (per account debtor (and its Affiliates)), unless otherwise approved by the Required Banks, provided, further, that the aggregate amount of Tier II Eligible Receivables included in the Borrowing Base at any time shall not exceed $3,500,000 (after giving effect to the applicable advance rate), unless otherwise approved by the Required Banks.

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“Total Liabilities” means, as at any date, the sum, for the Company (determined without duplication in accordance with GAAP), of the following: (a) all Indebtedness (including obligations of the Company and its consolidated Subsidiaries in respect of letters of credit or similar instruments (whether drawn or undrawn) issued or accepted for account of such Person) and (b) all other liabilities of the Company and its consolidated Subsidiaries that should be classified as liabilities on a balance sheet, including all reserves (other than general contingency reserves), but excluding all deferred taxes and other deferred items.

“Type” has the meaning assigned to such term in Section 1.03 hereof.

“UCC” means the Uniform Commercial Code as adopted in the State of New York.

“UCP” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time.

“U.S. Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time and (b) as to any amount denominated in any other Permitted Currency, the equivalent amount in Dollars as determined by the Company at such time on the basis of the Spot Rate for the purchase of Dollars with such Permitted Currency on the most recent date of computation thereof.

1.02        Accounting Terms and Determinations.

(a)          GAAP Consistently Applied. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)          No Change to Fiscal Year. To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

(c)          Financial Covenants Determined on a Consolidated Basis. Any and all financial information delivered pursuant to Section 8.01(a) and (b) shall be prepared on a consolidated basis for the Company and its Subsidiaries except as otherwise specifically required thereby. Any and all calculations made hereunder for purposes of determining compliance with the financial covenants set forth in Sections 8.09 through 8.11 shall be on a consolidated basis for the Company and its consolidated Subsidiaries.

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(d)          Terms Generally. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or other modifications set forth therein or herein); (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns; (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement; (e) reference herein to any Law or regulation shall be construed to include any amendment, replacement or other modification thereto; and (f) terms that are used herein, defined in the UCC and not otherwise defined herein shall have the meanings provided for in the UCC.

1.03         Types of Loans. Loans hereunder are distinguished by “Type”. The “Type” of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

Section 2.

Revolving Loan Line Portions, Loans, Notes and Prepayments.

2.01         Loans.

(a)           Revolving Loans. Each Bank severally agrees, on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY basis, on the terms and conditions of this Agreement, to consider requests to make loans to the Company in Dollars during the Availability Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank’s Revolving Loan Line Portion as in effect from time to time; provided that the aggregate amount of all Credit Exposure at any one time outstanding shall not exceed the lesser of (x) the aggregate Revolving Loan Line Portions as in effect from time to time and (y) the Borrowing Base. Subject to the terms and conditions of this Agreement, during the Availability Period the Company may borrow, repay and reborrow under the Revolving Loan Line Portions by means of Base Rate Loans and Eurodollar Loans and may Convert one Type of Loan into Loans of another Type (as provided in Section 2.10 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.10 hereof), provided that no more than ten separate Interest Periods in respect of Eurodollar Loans may be outstanding at any one time.

(b)           NO BANK SHALL HAVE ANY COMMITMENT OR OBLIGATION TO MAKE ANY REVOLVING LOAN HEREUNDER UNLESS AND UNTIL SUCH BANK AFFIRMATIVELY COMMITS OR IS DEEMED TO HAVE COMMITTED UNDER SECTION 4.06(b) TO SUCH REQUESTED FUNDING TRANSACTION. NOTHING CONTAINED HEREIN SHALL OTHERWISE COMMIT OR OBLIGATE ANY BANK, OR BE INTERPRETED AS A PROMISE OR COMMITMENT BY ANY BANK TO MAKE OR ELECT TO MAKE ANY SUCH REVOLVING LOAN UNLESS AND UNTIL SUCH BANK AFFIRMATIVELY COMMITS OR IS DEEMED TO HAVE COMMITTED UNDER SECTION 4.06(b) TO SUCH REQUESTED FUNDING TRANSACTION.

(c)           Intentionally omitted.

(d)           Intentionally omitted.

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2.02         Borrowings. The Company shall give the Agent notice of each borrowing hereunder pursuant to a Borrowing Request substantially in the form of Exhibit I hereto as provided in Section 4.05 hereof, provided, however, notwithstanding Section 11.02(b) hereof, an authorized officer of the Company may deliver to the Agent an unsigned Borrowing Request by email to fm.am.SyndicatedLoans@rabobank.com (or such other email as the Agent may direct in writing) so long as (i) it has been confirmed promptly by Sandra Kahn (or another authorized officer) by phone and (ii) the Company delivers to the Agent a duly signed copy thereof within five (5) Business Days of the date such email is delivered to the Agent, provided, that without limiting the Company’s obligations under clause (ii) above, if the signed copy shall not be received, each of the Agent and the Banks shall be authorized to rely on the unsigned request (with the same force and effect as a signed request). The Agent shall promptly notify the Banks (or at any time after the Conversion to Approving Banks Funding Date, each Approving Bank) of the receipt of each Borrowing Request (including, without limitation, any unsigned request confirmed by phone) received hereunder on the date of its effective receipt of the same (including, receipt by email and phone confirmed). Unless the Agent shall have received a written notice from one or more Declining Banks pursuant to Section 2.12 prior to 12:00 p.m. (New York City time), one Business Day prior to the Agent’s receipt of any Borrowing Request for a Revolving Loan (in which event Section 2.12 shall be applicable), each of the Banks shall be obligated, regardless of whether it has affirmatively agreed to fund its Revolving Loan Line Portion Percentage of the related Revolving Loan, to make the amount of its Revolving Loan Line Portion Percentage of such borrowing available to the Agent for the account of the Company by depositing the same, in immediately available funds, at an account maintained by the Agent not later than 2:00 p.m., New York time on the date specified for the applicable borrowing. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company, by depositing the same, in immediately available funds, in an account of the Company designated by the Company. If any Bank provides the Agent with a Declining Bank Notice (pursuant to the terms hereof), the Agent shall promptly notify the Borrower that one or more of the Banks have elected not to fund further borrowings.

2.03         Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Loan Line Portions may be utilized, upon the request of the Company, in addition to the Revolving Loans provided for by Section 2.01 hereof, for the Issuing Banks to consider the issuance, on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY basis, of letters of credit (collectively, “Letters of Credit”) for account of the Company, provided that in no event shall: (i) the aggregate amount of all Credit Exposure exceed the lesser of (x) the Borrowing Base plus, with respect to any commercial Letter of Credit to be issued to secure the purchase price of Inventory, 80% of the cost of such Inventory that will be Eligible Inventory Ordered Under L/C once such Letter of Credit is issued, and (y) the aggregate amount of the Revolving Loan Line Portions as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $35,000,000 (the “L/C Cap”), (iii) the outstanding aggregate amount of all Letter of Credit Liabilities arising out of standby Letters of Credit exceed $3,500,000, and (iv) the expiration date of any Letter of Credit extend beyond the Revolving Credit Line Portion Termination Date, provided, that Letters of Credit with respect to which the Letter of Credit Liabilities in respect thereof are not in excess of $20,000,000 may be issued that expire after the Revolving Credit Line Termination Date then in effect, but before the date that is ninety (90) days thereafter.

NEITHER ANY ISSUING BANK NOR ANY BANK SHALL HAVE ANY COMMITMENT OR OBLIGATION TO PARTICIPATE IN ANY LETTER OF CREDIT AND/OR ISSUE ANY LETTER OF CREDIT UNLESS AND UNTIL SUCH ISSUING BANK OR SUCH BANK AFFIRMATIVELY COMMITS OR IS DEEMED TO HAVE COMMITTED UNDER SECTION 2.03(u) TO SUCH REQUESTED LETTER OF CREDIT. NOTHING CONTAINED HEREIN SHALL OTHERWISE COMMIT OR OBLIGATE ANY ISSUING BANK OR SUCH BANK, OR BE INTERPRETED AS A PROMISE OR COMMITMENT BY ANY ISSUING BANK OR SUCH BANK TO ISSUE OR ELECT TO ISSUE ANY SUCH LETTER OF CREDIT OR PARTICIPATE OR ELECT TO PARTICIPATE IN ANY SUCH LETTER OF CREDIT UNLESS AND UNTIL SUCH ISSUING BANK OR SUCH BANK AFFIRMATIVELY COMMITS OR IS DEEMED TO HAVE COMMITTED UNDER SECTION 2.03(u) TO SUCH REQUESTED LETTER OF CREDIT.

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(a)          Letter of Credit Request Procedure. The Company shall give the Agent at least two Business Days’ irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Line Termination Date) each Letter of Credit is to be issued, the name of the applicable Issuing Bank, and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Upon receipt by the applicable Issuing Bank of confirmation from the Agent in writing that the requested Letter of Credit is permitted in accordance with the terms hereof, such Issuing Bank shall, on the requested date, issue a Letter Credit for the account of the Company in accordance with this Agreement.

(b)          Bank Participation in Letters of Credit. Upon the issuance of each Letter of Credit, the applicable Issuing Bank shall be deemed to have sold and transferred to each other Bank (including, subject to Section 2.12(b) hereof, each Declining Bank with respect to such Letter of Credit, each such Bank, a “L/C Participant”) and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the applicable Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such L/C Participant’s Revolving Loan Line Portion Percentage of the Letter of Credit Liabilities with respect to the Letter of Credit so issued.

(c)          Drawings on Letters of Credit; Reimbursement. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the applicable Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse (including, for the avoidance of doubt, with proceeds of a Loan as set forth in clause (d) below) the Agent for the account of the applicable Issuing Bank for the amount of each demand for payment under such Letter of Credit made in accordance with the terms thereof at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder in accordance with the terms thereof, without presentment, demand, protest or other formalities of any kind.

(d)          Borrowing to Fund Reimbursement. Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the applicable Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof. In the event that the Company fails to reimburse the applicable Issuing Bank for a payment under a Letter of Credit by the date of such payment, the Agent shall give each L/C Participant prompt notice of the amount of the demand for payment, specifying such L/C Participant’s Revolving Line Portion Percentage of the amount of the related demand for payment.

(e)          Funding of Bank Participation in Letters of Credit. Each L/C Participant shall pay to the Agent for account of the applicable Issuing Bank in Dollars and in immediately available funds, the amount of such L/C Participant’s Revolving Line Portion Percentage of any payment under a Letter of Credit upon notice by such Issuing Bank (through the Agent) to such L/C Participant requesting such payment and specifying such amount. Each such L/C Participant’s obligation to make such payment to the Agent for account of the applicable Issuing Bank under this clause (e), and such Issuing Bank’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the failure of any other L/C Participant to make its payment under this clause (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of any Revolving Loan Line Portion. Each such payment to the applicable Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

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(f)          Payments Received by the Issuing Banks. Upon receipt by the applicable Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) such Issuing Bank shall promptly pay to the Agent for account of each L/C Participant that has funded its participation in such Reimbursement Obligations, such L/C Participant’s Revolving Line Portion Percentage of such payment, each such payment by such Issuing Bank to be made in the same money and funds in which received by such Issuing Bank. In the event any payment received by the applicable Issuing Bank and so paid to the L/C Participants hereunder is rescinded or must otherwise be returned by such Issuing Bank, each L/C Participant shall, upon the request of such Issuing Bank (through the Agent), repay to such Issuing Bank (through the Agent) the amount of such payment paid to such L/C Participant, with interest at the rate specified in clause (j) of this Section 2.03.

(g)          (i) Letter of Credit Fees. The Company shall pay to the Agent for the pro rata account of the L/C Participants (other than Defaulting Banks) in accordance with their respective Revolving Loan Line Portion Percentages), the following fees:

(A)         Commercial Letters of Credit. For each commercial Letter of Credit, a letter of credit fee in an amount equal to 0.125% flat for each 90 day period or part thereof between the date of issuance and the expiration date thereof, on the face amount of such Letter of Credit, payable in arrears on each Quarterly Date;

(B)         Standby Letters of Credit. For each standby Letter of Credit, a letter of credit fee at a rate per annum equal to 1.75% on the average daily undrawn amount of such standby Letter of Credit during the period from the date of issuance through and including the date of drawing of the entire amount or expiration or termination thereof, payable in arrears on each Quarterly Date;

provided that such letter of credit commissions with respect to each Letter of Credit set forth in clauses (A) and (B) above shall be non-refundable and shall not be less than $500, and

(ii)         Letter of Credit Fronting Fees. The Company shall pay to each Issuing Bank a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates per annum separately agreed upon between the Company and the applicable Issuing Bank on the daily amount of the Letter of Credit Liabilities (excluding any portion thereof attributable to unreimbursed Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Loan Line Portions and the date on which there ceases to be any Letter of Credit Liabilities with respect to such Issuing Bank, such fronting fees accrued through and including each Quarterly Date to be due and payable on the tenth (10) Business Day following such Quarterly Date, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Loan Line Portions terminate and any such fees accruing after the date on which the Revolving Loan Line Portions terminate shall be payable upon the expiration of the applicable Letter of Credit or, if earlier, the date on which the Revolving Loan Line Portions terminate.

In addition, the Company shall pay to the Agent for account of the applicable Issuing Bank, such Issuing Bank’s standard fees with respect to the amendment or negotiation of any Letter of Credit or processing of drawings thereunder. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand.

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(h)          Letter of Credit Liability Accounting. At the request of any Bank, the applicable Issuing Bank shall deliver (through the Agent) to such Bank a notice describing the aggregate amount of all Letters of Credit outstanding at the end of any month. Upon the request of any Bank from time to time, the applicable Issuing Bank shall deliver any other information reasonably requested by such Bank with respect to each Letter of Credit then outstanding.

(i)          Conditions to Issuance. (i) The issuance by the Issuing Banks of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the conditions precedent that: (A) such Letter of Credit shall be denominated in Dollars, shall state a maximum liability thereunder and shall be in such form, contain such terms and support such transactions as shall be satisfactory to the applicable Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, and (B) the Company has executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the applicable Issuing Bank has reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

(i)         Notwithstanding anything herein to the contrary, no Issuing Bank is under any obligation to issue or provide any Letter of Credit (including any renewal of an Auto-Renewal Letter of Credit) unless consented to by such Issuing Bank and the Agent and, in respect of clauses (A) and (B)(x) below, no Letter of Credit shall be issued or renewed without the consent of all Banks, if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing or providing such Letter of Credit, or (B) any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such Issuing Bank shall (x) prohibit, or request that such Issuing Bank refrain from, the issuance or provision of such type of Letter of Credit generally or such Letter of Credit in particular, (y) impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (in each case for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date at a time when such Issuing Bank is not otherwise issuing letters of credit for the account of similarly situated customers without additional compensation or (z) impose upon such Issuing Bank any unreimbursed loss, cost or expense (in each case for which such Issuing Bank is not otherwise compensated hereunder) which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it.

(j)          Default Interest. To the extent that any Bank shall fail to pay any amount required to be paid pursuant to clause (e) or (f) of this Section 2.03 on the due date therefor, such Bank shall pay interest to the applicable Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at the Federal Funds Rate.

(k)          Modifications to Letters of Credit. The issuance by the Issuing Banks of any modification or supplement to any Letter of Credit that increases the face amount thereof or extends the maturity date thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit (including, without limitation, the confirmation by the Agent required under clause (a) above), and no such modification or supplement shall be issued hereunder unless the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form.

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(l)          Company Indemnification. The Company hereby indemnifies and holds harmless each Bank and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses that such Bank or the Agent may incur (or that may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by any Issuing Bank under any Letter of Credit; provided that the Company shall not be required to indemnify any Issuing Bank or the Agent for any such claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the applicable Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the applicable Issuing Bank’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit or (z) the requirement of any Bank to pay interest pursuant to Section 2.03(j) hereof. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Bank or the Agent under this Agreement.

(m)          Obligations Absolute. The Company’s Reimbursement Obligations shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, (iv) the existence of any claim, counterclaim, setoff, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit, the relevant Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction, and (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of Company’s obligations hereunder. In addition to the forgoing, the Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.

(n)          Exculpation. Neither the Agent, the Banks nor the applicable Issuing Bank, nor any of their respective officers, directors, employees, attorneys and agents shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding clause (m)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable Law) suffered by the Company that are caused solely by the applicable Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i)          The Issuing Banks may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

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(ii)         The Issuing Banks shall have the right, in their sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)        This sentence shall establish the standard of care to be exercised by the Issuing Banks when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

(o)          Auto-Renewal Letters of Credit. If the Company so requests in any applicable Letter of Credit request (in accordance with Section 2.03(a) hereof), the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”), provided that any such Auto-Renewal Letter of Credit must permit (i) the Company to prevent any such renewal by delivering written notice thereof to such Issuing Bank not less than five (5) Business Days prior to the applicable Nonrenewal Notice Date (as defined below) and (ii) such Issuing Bank to prevent any such renewal at least once during the then current term of such Letter of Credit by giving prior notice to the beneficiary thereof not later than a specified date to be agreed upon at the time such Letter of Credit is issued, which shall occur prior to the date that is thirty (30) days after the Revolving Credit Line Termination Date (the “Nonrenewal Notice Date”). Unless otherwise directed in writing by the applicable Issuing Bank at least thirty (30) days prior to the Nonrenewal Notice Date, the Company shall not be required to make a specific request to such Issuing Bank for any renewal of an Auto-Renewal Letter of Credit, and such Issuing Bank shall not be required to provide prior notice to the Company, the Agent or any Bank of any pending renewal of an Auto-Renewal Letter of Credit. Once an Auto-Renewal Letter of Credit has been issued, the Company and the Banks shall be deemed to have authorized the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to a date not later than ninety (90) days after the Revolving Credit Line Termination Date (subject to the provisions of Section 2.11(b)(ii) hereof), provided, however, that such Issuing Bank shall have no obligation to permit any renewal of an Auto-Renewal Letter of Credit if (A) such Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(i) or otherwise) or (B) after giving effect to any such renewal, the expiration date of such Auto-Renewal Letter of Credit would occur more than ninety (90) days after the Revolving Credit Line Termination Date or the next occurring Nonrenewal Notice Date of such Auto-Renewal Letter of Credit would occur more than thirty (30) days after the Revolving Credit Line Termination Date; provided, further however, that the Issuing Bank shall not permit any renewal of an Auto-Renewal Letter of Credit if it has received notice (in writing) on or before the date that is three Business Days before the Nonrenewal Notice Date (1) from the Agent that the Required Banks have elected not to permit such extension or (2) from the Agent, the Required Banks or the Company that one or more of the applicable conditions specified in Sections 2.03(i) or Section 6.02 is not then satisfied or waived in accordance with Section 11.04. For the avoidance of doubt, in no event shall the issuance or renewal of one or more Auto-Renewal Letters of Credit cause the cap in the second proviso to the first sentence of Section 2.03 to be exceeded.

(p)          Issuance Caps. Notwithstanding anything herein to the contrary, no Issuing Bank shall be obligated to issue any Letter of Credit if, after giving effect to the issuance of such Letter of Credit, the aggregate outstanding Letter of Credit Liabilities attributed to Letter of Credit issued by such Issuing Bank exceeds such Issuing Bank’s Issuance Cap, provided that subject to the terms and conditions hereof, each Issuing Bank may issue Letters of Credit on a discretionary basis during such time as the aggregate outstanding Letter of Credit Liabilities attributed to Letters of Credit issued by such Issuing Bank exceeds such Issuing Bank’s Issuance Cap, but the applicable Issuing Bank shall have no obligation to do so.

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(q)          Agent Consent. If any Issuing Bank shall issue, extend or amend any Letter of Credit without obtaining prior consent of the Agent (as provided in clause (a) above), such Letter of Credit (A) shall for all purposes be deemed to have been issued by such Issuing Bank solely for its own account and risk and (B) shall not be considered a Letter of Credit outstanding under this Agreement (and therefore shall not be included when calculating the Credit Exposure), and no Bank shall be deemed to have any participation therein, effective as of the date of such issuance, amendment or extension, as the case may be, unless the Required Banks or the Approving Banks, as the case may be, expressly consent thereto; provided, however, that to be considered a Letter of Credit outstanding under this Agreement, the consent of all Banks or the Approving Banks, as the case may be, shall be required if any such issuance, amendment or extension is not then permitted hereunder by reason of the provisions of this Section 2.03, provided further that in the event that such a Letter of Credit shall be issued, it shall not result in a violation of Section 8.07 hereof or an Event of Default solely as a result of such issuance.

(r)          Successor Issuing Banks. (i) Any Issuing Bank may resign as an Issuing Bank upon sixty (60) days prior written notice to the Agent, the Banks and the Company, provided that (x) any such resignation shall be subject to the condition that the appointment of a successor pursuant to this Section 2.03(r) shall have occurred and after giving effect thereto, the aggregate Issuance Caps shall not be less than the L/C Cap and (y) any resignation by Rabobank shall only be permitted in connection with (A) Rabobank’s assignment of all of its right, title and interest in all Loans, Letters of Credit and its other Loan Obligations to a Person that is not an Affiliate of Rabobank, in accordance with Section 11.06 hereof and (B) its resignation as Agent. If any Issuing Bank shall provide notice of its resignation, then the Company may appoint from among the Banks a successor issuer of Letters of Credit, whereupon, if such Bank shall accept such appointment (in its sole discretion), such successor issuer shall succeed to the rights, powers and duties of the resigning Issuing Bank under this Agreement and the other Basic Documents, and the term “Issuing Bank” shall include such successor issuer of Letters of Credit effective upon such appointment. At the time such resignation shall become effective, the Company shall pay to the resigning Issuing Bank all accrued and unpaid fees payable by it pursuant to Section 2.03(g). The acceptance of any appointment as an Issuing Bank hereunder in accordance with this Agreement, shall be evidenced by an agreement entered into by such successor issuer of Letters of Credit, in a form satisfactory to the Company and the Agent and, from and after the effective date of such agreement, such successor issuer of Letters of Credit shall become an “Issuing Bank” hereunder. After the resignation of any Issuing Bank hereunder, the resigning Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Basic Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit. In connection with any resignation pursuant to this Section 2.03(r), the Company, the resigning Issuing Bank and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued or provided by the resigning Issuing Bank replaced with Letters of Credit issued or provided by the successor issuer of Letters of Credit. After any resigning Issuing Bank’s resignation as an Issuing Bank, the provisions of this Agreement relating to such Issuing Bank shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was an Issuing Bank under this Agreement or (B) at any time with respect to Letters of Credit issued by it.

(ii)         To the extent that there are, at the time of any resignation as set forth in clause (i) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Company, the resigning Issuing Bank and the successor issuer of Letters of Credit shall have the additional obligations regarding outstanding Letters of Credit described in clause (i) above.

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(s)          UCP; ISP. Each Letter of Credit (other than each standby Letter of Credit), except as otherwise herein or therein expressly stated, is subject to the UCP and to the extent not inconsistent therewith, shall also be subject to the Uniform Commercial Code of the State of New York, as in effect from time to time. Each standby Letter of Credit, except as otherwise herein or therein expressly stated, is subject to ISP and to the extent not inconsistent therewith, shall also be subject to the Uniform Commercial Code of the State of New York, as in effect from time to time.

(t)          Cash Collateral. Upon demand by any Bank for the repayment in full of its Loans pursuant to Section 3.01 hereof, the Company shall, upon expiration of the applicable Demand Bank Period (or immediately upon a demand by the Required Lenders), Cash Collateralize any outstanding Letter of Credit requested by such Bank (or Required Lenders) or the Agent in an amount equal to 103% of the undrawn and unexpired face amount of each such outstanding Letter of Credit unless (other than in respect of a demand by the Required Lenders) prior to the expiration of such applicable Demand Bank Period, an assignment of such Demand Bank’s Loan Obligations pursuant to Section 3.01(b) shall have been consummated, provided, that in the case of a Demand Bank that is an Issuing Bank, (i) such assignment shall include all of such Issuing Bank’s rights and obligations of an Issuing Bank, (ii) any outstanding Letters of Credit issued or provided by such Issuing Bank shall have been replaced with Letters of Credit issued or provided by such assignee and (iii) the provisions of this Agreement relating to such Issuing Bank shall inure to its benefit as to any actions taken or omitted to be taken by it (x) while it was an Issuing Bank under this Agreement or (x) at any time with respect to Letters of Credit issued by it.

(u)          Notice of Disapproval. Unless a Bank has provided the Agent with a written notice prior to 12:00 p.m. (New York City time) one Business Day prior to the day such Letter of Credit is to be issued, extended or amended that such Bank does not approve further issuances of Letters of Credit, if an Issuing Bank elects in its sole discretion to issue, extend or amend a Letter of Credit pursuant to a Letter of Credit request, each Bank will be deemed to have approved such requested issuance, extension or amendment of such Letter of Credit. No Letter of Credit will be issued, extended or increased if, prior to 12:00 p.m. (New York City time) on the Business Day immediately preceding the proposed issuance, extension or increase date, as applicable, of such Letter of Credit, the Agent has received a Declining Bank Notice in accordance with Section 2.7. If the Agent does receive a Declining Bank Notice on a timely basis, the Agent shall notify the Company and such Issuing Bank by 12:00 p.m. (New York City time) on the proposed issuance, extension or increase date, as applicable, and the proposed Letter of Credit will not be issued, extended or increased unless one or more of the Banks have elected to become Approving Banks thereby triggering the Conversion to Approving Banks Funding Date. On and after the Conversion to Approving Banks Funding Date, if the Approving Banks elect to issue, extend or increase the Letter of Credit notwithstanding the Agent’s receipt of a Declining Bank Notice, the applicable Issuing Bank shall (on a pro rata basis among the Approving Banks) issue a Letter of Credit in the full amount or extend or increase such Letter of Credit upon such requested terms.

2.04         Intentionally Omitted.

2.05         Changes of the Revolving Loan Line Portions.

(a)          Revolving Credit Line Termination Date. The Revolving Loan Line Portions shall be automatically reduced to zero on the Revolving Credit Line Termination Date.

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(b)           Optional Termination. The Company has the right at any time or from time to time (i) subject to the repayment in full of any Loans and Reimbursement Obligations outstanding and so long as each issued Letter of Credit has expired, terminated or been fully Cash Collateralized in the manner set forth in Section 2.11(b)(ii) hereof, to terminate the Revolving Loan Line Portions and (ii) to reduce the unused amount of the Revolving Loan Line Portions (for which purpose use of the Revolving Loan Line Portions shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (w) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof, (x) each partial reduction shall be in an amount equal to $10,000,000 (or an integral multiple of $10,000,000 in excess thereof), (y) each such partial reduction shall be applied pro rata to reduce the Revolving Loan Line Portion of each Bank and (z) if the Revolving Loan Line Portion shall be reduced to an amount less than the L/C Cap, the L/C Cap shall be automatically reduced to the amount of the reduced Revolving Loan Line Portions.

(c)           No Reinstatement. The Revolving Loan Line Portions once terminated or reduced may not be reinstated.

2.06         Intentionally omitted.

2.07         Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank’s Applicable Lending Office for Loans of such Type.

2.08         Several Obligations; Remedies Independent. The failure of any Bank to make any Loan or other extension of credit to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan or other extension of credit on such date and no Bank has any obligation to the Agent or any other Bank for the failure by any such other Bank to make any Loan or other extension of credit required to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

2.09         Evidence of Indebtedness.

(a)           Maintenance of Loan Accounts by Banks. Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(b)           Maintenance of Loan Accounts by the Agent. The Agent shall maintain accounts in which it shall record: (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder; and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank’s share thereof.

(c)           Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

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(d)           Promissory Notes. Any Bank may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit A hereto. In such event, the Company shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) and in a form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.05 be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.10         Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company has the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, in whole or in part, without premium or penalty, except as may be required by Section 5 hereof, provided that: (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation pursuant to a Notice of Prepayment, Conversion or Continuation substantially in the form of Exhibit J hereto and as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); provided, however, notwithstanding Section 11.02(b) hereof, an authorized officer of the Company may deliver to the Agent an unsigned Notice of Prepayment, Conversion or Continuation by email to fm.am.SyndicatedLoans@rabobank.com (or such other email as the Agent may direct in writing) so long as the Company delivers to the Agent a signed copy thereof relating to such notice within five (5) Business Days of the date such email is delivered to the Agent, provided, that without limiting the Company’s obligations above, if the signed copy shall not be received, each of the Agent and the Banks shall be authorized to rely on the unsigned notice (with the same force and effect as a signed notice); and (b) a Eurodollar Loan may be prepaid or Converted only on the last day of an Interest Period for such Loan. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default exists or a demand for payment of and Cash Collateral (if applicable) for any Loan Obligations by the Required Banks shall have been made, the Agent may (and at the request of the Required Banks or the demanding Bank, if applicable, shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Eurodollar Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) to Base Rate Loans.

2.11         Mandatory Prepayments.

(a)           Borrowing Base. Until the Revolving Credit Line Termination Date, the Company shall from time to time prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (b) below) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Credit Exposure shall not exceed the lesser of the Borrowing Base and the aggregate amount of the Revolving Loan Line Portions, such amount to be applied to Revolving Loans outstanding, subject to the terms of Section 2.3 of the Intercreditor Agreement, provided, that if after giving effect to Section 2.3 of the Intercreditor Agreement, a deficiency shall continue to exist, an Event of Default under Section 9.01(a) hereof shall occur.

(b)           Cover for Letter of Credit Liabilities. (i) In the event that the Company shall be required pursuant to this Section 2.11 to provide cover for Letter of Credit Liabilities, the Company shall effect the same by depositing Cash Collateral with the Agent in an amount equal to the required cover amount, which funds shall be retained by the Agent in the Collateral Account (as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the relevant Letters of Credit have been terminated and all of the Letter of Credit Liabilities in respect thereof paid in full or such time as such funds are no longer required pursuant to Section 2.11(a) hereof; provided that no amounts so held shall be released if an Event of Default then exists or the Required Banks shall have demanded payment of and Cash Collateral (if applicable) for any Loan Obligations.

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(i)         The Company shall provide cover for each Letter of Credit with an expiry date after the Revolving Credit Line Termination Date by depositing Cash Collateral with the Agent on or prior to the date that is five (5) Business Days prior to the Revolving Credit Line Termination Date in an amount equal to 103% of the face amount of each such Letter of Credit which funds shall be retained by the Agent in the Collateral Account (as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the relevant Letters of Credit have been terminated and all of the Letter of Credit Liabilities in respect thereof paid in full.

2.12         The Election of Approving Banks to Continue Funding and Issuing Letters of Credit. (a) If on any date one or more Banks provides the Agent with, and the Agent has actually received, a written notice in the form of Exhibit N (a “Declining Bank Notice”) indicating that for reasons other than an Event of Default such Bank or Banks have elected not to fund any additional Revolving Loans, to approve the issuance of additional Letters of Credit or to approve the extension or increase of any existing Letter of Credit (in any such event, such Bank or Banks to be referred to herein as a “Declining Bank” or “Declining Banks”), the Agent shall promptly distribute to the Company and the Banks other than the Declining Banks a written notice of such Declining Banks. Any Declining Bank Notice received by the Agent prior to 12:00 p.m. (New York City time) on any Business Day from any Declining Bank shall be effective with respect to such Declining Bank on the immediately succeeding Business Day and such Declining Bank shall not be required to (i) fund any Revolving Loans that are made pursuant to Borrowing Requests received by the Agent on or after such next Business Day, or (ii) issue or participate in any Letter of Credit issued, extended or amended on or after such next Business Day. On and after the Business Day following receipt of any Declining Bank Notice by the Agent, if the Bank or Banks which are not the Declining Banks desire, in their full and absolute discretion, they may (on a pro rata basis among the Banks that have elected to continue funding in accordance with their Revolving Loan Line Portion Percentages thereof) make the full amount or any part of any Revolving Loan requested on or after such date or approve the issuance of, or extension or increase to, Letters of Credit requested on or after such date as applicable, irrespective of the Declining Banks’ disapproval (in such case, the Banks that provide written notice in the form of Exhibit O to the Agent of their election to continue funding or approve such issuance of, or extension or increase to, Letters of Credit shall be referred to as the “Approving Banks” and any Bank which does not provide such notice shall be deemed to be a Declining Bank); provided that no Bank’s Revolving Loan Line Portion shall be exceeded without its written consent. In such event, from the Business Day following receipt of any Declining Bank Notice by the Agent (each, a “Conversion to Approving Banks Funding Date”) forward all subsequent Revolving Loans and issuances of Letters of Credit or amendments to Letters of Credit that increase the amount or extend the expiration date and participations in such Letters of Credit, shall be made unilaterally by the Approving Banks and no Letter of Credit thereafter issued or amended to increase the amount or extend the expiration date, or Revolving Loans thereafter made shall be participated in by the Declining Banks.

(a)           Notwithstanding any other provision of this Section 2.12, in the event that a Letter of Credit is issued or amended hereunder prior to a Conversion to Approving Banks Funding Date and a Revolving Loan is required to be made in respect of such Letter of Credit on or after a Conversion to Approving Banks Funding Date pursuant to Section 2.03(d), each of the Declining Banks who had originally purchased a participation in such Letter of Credit pursuant to Section 2.03(b) shall be required to fund, on a pro rata basis based upon its Revolving Loan Line Portion Percentage of participation in the related Letter of Credit on the issuance, extension or increase date of such Letter of Credit, its portion of such Revolving Loan notwithstanding that such Revolving Loan is being made after a Conversion to Approving Banks Funding Date and this Section 2.12 shall survive any Declining Banks’ termination of its obligations under this Agreement so as to permit enforcement of this obligation as against such Declining Bank.

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(b)           Hedging Obligations owing to a Declining Bank or its Affiliates arising from transactions entered into after it becomes a Declining Bank, shall be excluded from “Hedging Obligations” for the purpose of Section 4.08.

Section 3.

Payments of Principal and Interest.

3.01         Repayment of Loans.

(a)           Maturity. The Company hereby promises to pay to the Agent for account of each Bank the entire outstanding principal amount of the Loans, and each Loan shall mature and be due and payable on the Revolving Credit Line Termination Date, provided, that notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Demand Bank (upon its DEMAND), the entire outstanding principal amount of such Demand Bank’s Loans, prior to the expiration of the applicable Demand Bank Period (which, for the avoidance of doubt, shall have commenced on the date of DEMAND for such payment by such Demand Bank), provided, further if the Demand Banks shall at any time comprise the Required Banks, then the Company hereby promises to pay to the Agent for account of each Bank immediately (upon their DEMAND), the entire outstanding principal amount of such Bank’s Loans.

(b)           Demand Bank. At any time during a Demand Bank Period in respect of a Bank, the Company may (so long as such Demand Bank Period remains in effect), require such Demand Bank to assign all right, title and interest that it may have in, and its participations in, all Loans, Letters of Credit and any other Loan Obligations to another Bank (if another Bank will consent to purchase such right, title and interest and participations) or another Person in accordance with and subject to the terms of Section 11.06 of this Agreement, if such Person can be found by the Company, for a purchase price equal to 100% of the principal amount of such Obligations plus the amount of any interest and fees accrued and owing to such Demand Bank as of the date of such assignment plus any other amounts payable under this Agreement (including, without limitation, under Section 5.04). Upon the occurrence of an assignment of a Demand Bank’s Loans, Letter of Credit Liabilities and other Loan Obligations pursuant to this Section 3.01(b), the demand by such Demand Bank under Section 3.01(a) and the applicable Demand Bank Period shall be deemed not to have occurred and of no further force and effect.

(c)           Demand Bank Period. Upon and after the date of demand for payment of their Loan Obligations by Banks comprising the Required Banks, (i) any Demand Bank Period in effect before such date shall immediately and automatically terminate and (ii) no Demand Bank Period shall commence on or after such date.

3.02          Interest.

(a)           Revolving Loans. The Company hereby promises to pay to the Agent for account of each Bank interest on the unpaid principal amount of each Revolving Loan made by such Bank for the period from and including the date of such Revolving Loan to but excluding the date such Revolving Loan shall be paid in full, at the following rates per annum:

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(i)          during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and

(ii)         during such periods as such Revolving Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Revolving Loan for such Interest Period plus the Applicable Margin.

(b)          Intentionally omitted.

(c)          Post Default Interest. Notwithstanding the foregoing, the Company hereby promises to pay to the Agent, at the election of the Required Banks, for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan, on any Reimbursement Obligation and on any other amount payable by the Company hereunder or under the Notes that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

(d)          Payment of Interest. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly on the last Business Day of each month, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

Section 4.

Payments; Computations; Etc.

4.01         Payments.

(a)           Payments Generally. Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the other Basic Documents, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Company shall, at the time of making each payment under this Agreement or any Note, for account of any Bank specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default exists, or if the Required Banks shall have demanded payment of and Cash Collateral (if applicable) for any Loan Obligations, the Agent may distribute such payment to the Banks for application in such manner as it, subject to Section 4.03 hereof, may determine to be appropriate).

(b)           Payments to the Banks. Except as otherwise provided herein, each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for account of such Bank’s Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

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(c)           Payments on a Non-Business Day. If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

4.02         Computations. Interest on Loans, Reimbursement Obligations and all fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

4.03         Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans from and participation interests in and Letters of Credit purchased by the Banks shall be made from the Banks (other than Declining Banks, subject to Section 2.12(b)), and each payment of Letter of Credit fee under Section 2.03(g)(i) hereof shall be applied to the Banks (other than Declining Banks in respect of the applicable Letter of Credit), pro rata according to the amounts of their respective Revolving Loan Line Portions; (b) each payment or prepayment of principal of Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (c) each payment of interest on Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the Banks.

4.04         Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.11 hereof, each borrowing, Conversion and partial prepayment of principal of Revolving Loans shall be in an amount at least equal to the following:

(i)          $1,000,000 or multiples of $250,000 in excess thereof in the case of Eurodollar Loans, and

(ii)         $250,000 or multiples of $50,000 in excess thereof in the case of Base Rate Loans;

(borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

4.05         Certain Notices. Notices by the Company to the Agent of terminations or reductions of the Revolving Loan Line Portions, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable. All such notices shall be received by the Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below, provided that any notice received after the time set forth above on any Business Day or on any date other than a Business Day shall be deemed received on the next succeeding Business Day:

Notice	Number of Business Days Prior

Termination or reduction of the Revolving Loan Line Portions	Five

Borrowing or prepayment of, or Conversions into, Base Rate Loans	Same day

Borrowing or prepayment of, Conversions into, Continuations as, or duration of Interest Period for, Eurodollar Loans	Three

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Each such notice of termination or reduction shall specify the amount of the Revolving Loan Line Portions to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

4.06         Non-Receipt of Funds by the Agent. (a) Unless the Agent has been notified by the Company prior to the date on which the Company is to make payment to the Agent of a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Company does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the applicable Banks on such date; and, if the Company has not in fact made the Required Payment to the Agent, the applicable Banks shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the “Advance Date”) such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such Banks shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Company, together with interest as aforesaid, provided that if neither the applicable Banks nor the Company shall return the Required Payment to the Agent within three Business Days of the Advance Date, then (x) the Company shall be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post Default Rate and (y) the applicable Banks shall be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Federal Funds Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post Default Rate in respect of the Required Payment).

(b) Unless a Bank has delivered to the Agent a Declining Bank Notice pursuant to and in accordance with Section 2.02 and 2.12 in respect of any Revolving Loan, the Agent may assume that such Bank will make its Revolving Loan Line Portion of the requested Revolving Loan (such payment being herein called the “Required Loan Payment”) available and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the Company on the requested borrowing date; and, if the Bank has not in fact made such amount available to the Agent, the Company shall, on demand, repay to the Agent the Required Loan Payment so made available together with interest thereon in respect of each day during the period commencing on the date (the “Loan Advance Date”) such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if the Company shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Company, together with interest as aforesaid, provided that if neither the Company nor the applicable Bank shall return the amount to the Agent within three Business Days of the Loan Advance Date, then (x) the applicable Banks shall be obligated retroactively to the Loan Advance Date to pay interest in respect of the Required Loan Payment at the Federal Funds Rate and (y) if such Bank’s Required Loan Payment is not made available to the Agent by such Bank within five (5) Business Days of such Loan Advance Date, the Agent shall also be entitled to recover such amount for its own account with interest thereon at the rate per annum applicable to Base Rate Loans, within five (5) Business Days of demand from the Company.

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4.07         Sharing of Payments, etc.

(a)           Set off. If an Event of Default exists or at any time after the Required Banks shall have demanded payment of and Cash Collateral (if applicable) for any Loan Obligations, each Bank and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by Law and Section 10.14, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness or obligations at any time owing by such Bank or any Affiliates to or for the credit or the account of any Obligor against any of and all the Obligations of any Obligor now or hereafter existing under any Basic Document held by such Bank or Affiliate, irrespective of whether or not such Bank shall have made any demand and although such Obligations may be unmatured. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

(b)           Sharing of Payments on Loan Obligations. If any Bank shall obtain from any Obligor payment of any Loan Obligation owing to it through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein but including as a result of the rights under Section 4.07(a)), and, as a result of such payment, such Bank has received a greater percentage of the Loan Obligations due to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loan Obligations owing to such other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the Loan Obligations owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

(c)          Sharing of Benefits of Secured Claim. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar Law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim..

4.08         Application of Proceeds of Collateral and Subsidiary Guarantee. Subject to the terms of the Intercreditor Agreement, all amounts received under the Subsidiary Guarantee and all proceeds received by the Agent from the sale or other liquidation of the Collateral when an Event of Default exists and the Loan Obligations are unpaid, or at any time after the Required Banks shall have demanded payment of and Cash Collateral (if applicable) for any Loan Obligations, shall first be applied as payment of the accrued and unpaid fees of the Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys’ fees and expenses) owing to the Agent in its capacity as Agent only and then any remaining amount of such proceeds shall be distributed:

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(a)           first, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of Loan Obligations (including, without limitation, Cash Collateralization of Letters of Credit), until all the Loan Obligations have been paid and satisfied in full and in respect of outstanding Letters of Credit, fully Cash Collateralized in accordance with Section 9.02;

(b)           second, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of Hedging Obligations (other than Excluded Swap Obligations), until all the Hedging Obligations (other than Excluded Swap Obligations) have been paid and satisfied in full or Cash Collateralized;

(c)           third, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of the Deposit Obligations, until all Deposit Obligations have been paid and satisfied in full or Cash Collateralized; and

(d)           fourth, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of the remaining Obligations (other than Excluded Swap Obligations).

After all the Obligations (other than Excluded Swap Obligations) have been paid and satisfied in full, all Revolving Loan Line Portions have terminated and all Letters of Credit have expired, terminated or been Cash Collateralized as set forth above, any proceeds of Collateral shall be delivered to the Person entitled thereto as directed by the Company or as otherwise determined by applicable Law or applicable court order.

4.09         Noncash Proceeds. Notwithstanding anything contained herein to the contrary, if the Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any proceeds of Collateral received by the Agent to be distributed and shared pursuant to this Section are in a form other than immediately available funds, the Agent shall not be required to remit any share thereof under the terms hereof and the Secured Parties shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined by Section 4.08. The Secured Parties shall receive the applicable portions (in accordance with the foregoing Section 4.08) of any immediately available funds consisting of proceeds from such Collateral or proceeds of such noncash proceeds so acquired only if and when received by the Agent in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to Section 4.08 is held by the Agent pursuant to this Section 4.09, the Agent shall hold such Collateral or other property for the benefit of the Secured Parties and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Banks.

4.10         Return of Proceeds. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by the Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar Law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent together with a pro rata portion of any interest paid by or other charges imposed on the Agent in connection with such rescinded or restored payment.

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4.11         Notice of Amount of Obligations. Prior to making any distribution under Section 4.08, the Agent shall request each Bank to provide the Agent with a statement of the amounts of Hedging Obligations and Deposit Obligations then owed to such Bank and its Affiliates. A Bank may provide such information to the Agent at any time and the Agent may also request such information at any time. If a Bank does not provide the Agent a statement of the amount of any such Obligations within three (3) Business Days of the date requested, the Agent may make distributions under Section 4.08 thereafter and the amount of Hedging Obligations and Deposit Obligations then owed to such Bank and its Affiliates shall conclusively be deemed to be zero for purposes of such distributions. Neither the Bank nor any of its Affiliates shall have a right to share in such distributions with respect to any Hedging Obligations or Deposit Obligations owed to it. If a Bank shall thereafter provide the Agent a statement of the amount of the Hedging Obligations and Deposit Obligations then owed to such Bank and its Affiliates, any distribution under Section 4.08 made after the notice is received by the Agent shall take into account the amount of the Hedging Obligations and/or Deposit Obligations then owed. Banks and their Affiliates that shall not have provided the statement (required under this Section 4.11) of the amount of owing Hedging Obligations or Deposit Obligations shall not be entitled to share retroactively in any distribution made prior to the date when such statement was provided. In furtherance of the provisions of Section 10, the Agent shall in all cases be fully protected in making distributions hereunder in accordance with the statements of the Hedging Obligations and Deposit Obligations received from the Banks under this Section 4.11 (or lack thereof).

4.12         Defaulting Banks.

(a)           Intentionally omitted.

(b)           Anything contained herein to the contrary notwithstanding, in the event that any Bank becomes a Defaulting Bank, then each Issuing Bank may, in its sole discretion, require such Defaulting Bank to deposit Cash Collateral with the Agent in an aggregate amount equal to such Defaulting Bank’s participations in any requested or outstanding Letters of Credit, and each Defaulting Bank hereby grants a first priority security interest in such Cash Collateral in favor of the Agent, for the sole benefit of the applicable Issuing Bank. In the event that such Defaulting Bank fails to deposit Cash Collateral as required hereby, the Company may, at any time thereafter, upon five (5) Business Days prior written notice to such Defaulting Bank, require that such Defaulting Bank terminate its Revolving Loan Line Portion and any obligations hereunder and under the other Basic Documents and transfer all of its Credit Exposure and participations therein in accordance with Section 11.06 (subject to the prior written consent of such Banks, the Agent and the Issuing Banks) to one or more of the existing Banks or to one or more new Banks, if such assignee Banks can be found by the Company.

(c)           Notwithstanding any other provision in this Agreement to the contrary, if at any time a Bank becomes a Defaulting Bank, the following provisions shall apply so long as such Bank is a Defaulting Bank:

(i)          Intentionally omitted.

(ii)         With respect to any Fronting Exposure of the Defaulting Bank (including, without limitation, any that exists at the time a Bank becomes a Defaulting Bank or thereafter) (the “Defaulting Bank’s Exposure”):

(A)         such Defaulting Bank’s Exposure shall automatically be reallocated (without further action of any party) among the non-Defaulting Banks (other than Declining Banks) in accordance with their respective Revolving Loan Line Portion Percentages (calculated without regard to any Defaulting Bank’s Revolving Loan Line Portions) to the extent of each non-Defaulting Bank’s unused Revolving Loan Line Portion, provided, that (x) the conditions set forth in Section 6.02 shall be satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) in no event shall any non-Defaulting Bank’s Credit Exposure following such reallocation exceed such non-Defaulting Bank’s Revolving Loan Line Portion;

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(B)         if the reallocation described in paragraph (A) above cannot, or can only partially, be effected, then the Company shall within one (1) Business Day following notice by the Agent or the applicable Issuing Bank deliver to the Agent Cash Collateral for such Defaulting Bank’s Revolving Loan Line Portion Percentage of the Letter of Credit Liabilities (after giving effect to any partial reallocation pursuant to paragraph (A) above) as otherwise provided in this Agreement for so long as such Letter of Credit Liabilities are outstanding;

(C)         if the Company shall deliver to the Agent Cash Collateral for any portion of such Defaulting Bank’s participations in Letter of Credit Liabilities pursuant to Section 4.12(b) or Section 4.12(c)(ii)(B) then the Company shall not be required to pay any fees for the benefit of such Defaulting Bank pursuant to Section 2.03(g) of this Agreement with respect to the portion of such Defaulting Bank’s Revolving Loan Line Portion Percentage of outstanding Letters of Credit equal to such Cash Collateral during the period such Cash Collateral is held by the Agent;

(D)         to the extent the Defaulting Bank’s Exposure is reallocated to the non-Defaulting Banks pursuant to clause (A) above, the fees payable to the Banks pursuant to Section 2.03 shall be adjusted in accordance with such non-Defaulting Banks’ Revolving Loan Line Portion Percentages (disregarding the Revolving Loan Line Portions of any Defaulting Bank);

(E)         if any Defaulting Bank’s Exposure is not Cash Collateralized, reallocated or prepaid pursuant to this Section 4.12, then, without prejudice to any rights or remedies of the Issuing Banks or any Bank hereunder, all fees payable to the Banks pursuant to Section 2.03(g) with respect to such Defaulting Bank’s Exposure that is not Cash Collateralized, reallocated or prepaid shall be payable to the Issuing Banks until such Defaulting Bank’s Exposure is fully Cash Collateralized as set forth in this Section 4.12, reallocated and/or prepaid;

(F)         no Issuing Banks shall be required to issue, provide, amend or increase any Letter of Credit, unless it is satisfied in its sole discretion that the related exposure will be 100% covered by the Revolving Loan Line Portions of the non-Defaulting Banks, and participating interests in any such newly issued, provided or increased Letter of Credit shall be allocated among non-Defaulting Banks in a manner consistent with Section 2.03(b) (and Defaulting Banks shall not participate therein);

(G)         any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Bank, be retained by the Agent in a segregated account and subject to any applicable Requirements of Law, and be applied:

(1)         first, to the payment of any amounts owing by such Defaulting Bank to the Agent hereunder,

(2)         second, to the payment pro rata of any amounts owing by such Defaulting Bank to the Issuing Banks hereunder,

(3)         third, to the extent not Cash Collateralized, to the payment pro rata to the Cash Collateralization, as set forth in this Section 4.12, of any participating interest in any Letter of Credit in respect of which such Defaulting Bank has failed to fund Cash Collateral for its portion thereof as required by this Agreement, pro rata among such Letters of Credit, as determined by the Agent, ,

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(4)         fourth, as the Company may request, so long as no Default or Event of Default shall have occurred and be continuing and no demand for payment of and Cash Collateral (if applicable) for any Loan Obligations shall have been made by the Required Banks, to the funding of any portion of any Loan which such Defaulting Bank has failed to fund,

(5)         fifth, if so determined by the Agent or the Issuing Banks, held in such account as Cash Collateral for future funding obligations of such Defaulting Bank under this Agreement,

(6)         sixth, to the payment of any amounts owing to the non-Defaulting Banks as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement,

(7)         seventh, so long as no Default or Event of Default shall have occurred and be continuing and no demand by the Required Banks for payment of and Cash Collateral (if applicable) for any Loan Obligations shall have been made, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, and

(8)         eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction;

provided, however, that if such payment is (x) a payment of the principal amount of any Loans or unreimbursed amount with respect to drawings or demands for payment under Letters of Credit which such Defaulting Bank has not funded in accordance with its participation obligations hereunder and (y) made at a time when the conditions set forth in Section 6.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and unreimbursed amounts with respect to drawings and demands under Letters of Credit owed to, all non-Defaulting Banks pro rata prior to being applied to the prepayment of any Loans, or unreimbursed amounts with respect to such drawings owed to, such Defaulting Bank.

(d)          Each Defaulting Bank shall indemnify the Company, the Agent, the Issuing Banks and each non-Defaulting Bank from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and, in the case of the Agent, the Issuing Banks, or any non-Defaulting Bank, funds (if any) advanced by the Agent, the Issuing Banks, or by any non-Defaulting Bank, on account of such Defaulting Bank’s failure to timely fund its applicable Revolving Loan Line Portion Percentage of a Loan or to otherwise perform its obligations under the Basic Documents.

(e)          In the event that the Agent, the Company and the Issuing Banks agree that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the Fronting Exposure of the Banks shall be readjusted to reflect the inclusion of such Bank’s Revolving Loan Line Portion and on such date such Bank shall purchase at par such of the Loans, Revolving Loan Line Portions and/or Letter of Credit Liabilities, or participations therein of the other Banks as the Agent shall determine may be necessary in order for such Bank to hold such Loans, Revolving Loan Line Portions and/or Loan Obligations in accordance with its Revolving Loan Line Portion Percentage thereof.

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(f)          At any time during a Defaulting Bank Period, the Company may (so long as such Defaulting Bank Period remains in effect), require such Defaulting Bank to assign all right, title and interest that it may have in, and its participations in, all Loans, Letters of Credit and any other Loan Obligations to another Bank (if another Bank will consent to purchase such right, title and interest and participations) or another Person in accordance with and subject to the terms of Section 11.06 of this Agreement, if such Person can be found by the Company, for a purchase price equal to 100% of the principal amount of such Obligations plus the amount of any interest and fees accrued and owing to such Defaulting Bank as of the date of such assignment plus any amount payable under this Agreement (including, without limitation, under Section 5.04).

(g)          So long as any Bank is a Defaulting Bank, Hedging Obligations owing to such Bank or its Affiliates arising from transactions entered into after it becomes a Defaulting Bank, shall be excluded from “Hedging Obligations” for the purpose of Section 4.08.

Section 5.

Yield Protection, Etc.

5.01         Additional Costs. (a)          If the adoption of or any change in any Requirement of Law (including, without limitation, any Regulatory Change) or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (including, without limitation, any Regulatory Change):

(A)         does or shall subject any Bank to any Tax of any kind whatsoever (other than Indemnified Taxes or Excluded Taxes) with respect to this Agreement, any Note, any Eurodollar Loan made by it, any Revolving Loan Line Portion, any Letter of Credit issued or participated in by it, or its deposits, reserves, other liabilities or capital attributable thereto;

(B)         does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by or participated in by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the Eurodollar Base Rate; or

(C)         does or shall impose on such Bank any other condition, cost or expense;

and the result of any of the foregoing is to increase the cost to such Bank of making, Converting into, Continuing or maintaining Eurodollar Loans or maintaining its obligation to make such Loans or issuing, providing and maintaining Letters of Credit or holding an interest in the Issuing Bank’s obligations thereunder, or to reduce any amount receivable hereunder (whether of principal, interest or any other amount), then, in any such case, the Company shall promptly, after receiving notice and the applicable certificate as specified in Section 5.01(d), pay such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduced amount receivable.

(b)           Intentionally omitted.

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(c)           If any Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements (including, without limitation, any Regulatory Change) or in the interpretation or application thereof or compliance by such Bank, its Applicable Lending Office or any Person controlling such Bank with any Requirement of Law regarding capital adequacy (including, without limitation, any Regulatory Change) or with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Bank’s or such Person’s capital as a consequence of this Agreement, its obligations or Revolving Loan Line Portions hereunder or under Letters of Credit (issued by it or in which it has a participation interest) or in respect of its Loans, to a level below that which such Bank or such Person would have achieved but for such adoption, change or compliance (taking into consideration such Bank’s or such Person’s policies with respect to capital adequacy), then from time to time, the Company shall promptly after receiving notice and the applicable certificate as specified in Section 5.01(d), pay to such Bank or such other Person such additional amount or amounts as will compensate such Bank for such reduction. In determining such amount or amounts, any Bank may use any method of averaging and attribution as it shall deem applicable.

(d)           If any Bank becomes entitled to claim any additional amounts pursuant to this Section 5.01, it shall promptly notify the Company (with a copy to the Agent) of the event by reason of which it has become so entitled. Failure or delay on the part of any Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Company shall not be required to compensate such Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 270 days prior to the date that such Bank gives notice to the Company of the applicable Requirement of Law (plus any additional period of retroactive effect of the applicable Requirement of Law) giving rise to such increased costs or reductions and of the Bank’s intention to claim compensation pursuant to this Section 5.01. A certificate as to any additional amounts payable pursuant to this Section 5.01 submitted by such Bank to the Company (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this Section 5.01 shall survive the termination of this Agreement and the payment of the Loans, Reimbursement Obligations and all other amounts payable hereunder.

(e)           The Agent and each Bank hereby agrees that, upon the occurrence of any circumstances entitling the Agent or such Bank to additional amounts pursuant to this Section 5.01, the Agent or such Bank shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions), at the sole expense of the Company, to designate a different Applicable Lending Office if the making of such a change would avoid the need for, or materially reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of the Agent or such Bank, be otherwise disadvantageous to the Agent or such Bank in any respect.

(f)           If any Bank demands compensation under this Section 5.01, or if the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to this Section 5.01, the Company may require such Bank to assign all right, title and interest that it may have in, and its participations in, all Loans, Letters of Credit and any other Obligations of the Company under this Agreement and the Basic Documents to another Bank (if another Bank will consent to purchase such right, title and interest and participations) or another Person in accordance with and subject to the terms of Section 11.06 of this Agreement, for a purchase price equal to 100% of the principal amount of such Obligations plus the amount of any interest and fees accrued and owing to such Bank as of the date of such assignment plus any other amounts payable under this Agreement (including under this Section 5.01 and Section 5.04 hereof).

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5.02         Inability to Determine Interest Rate.

If prior to the first day of any Interest Period:

(a)          (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the relevant Eurodollar Rate for such Interest Period, or

(i)          the Agent shall have received notice from the Required Banks that the relevant Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period, then the Agent shall give telecopy or telephonic notice thereof to the Company and the relevant Banks as soon as practicable thereafter.

(b)          If such notice is given under clause (a)(i) or (ii) above with respect to the Eurodollar Rate applicable to Loans, (x) any such Eurodollar Loan requested to be made on the first day of such Interest Period shall be made as a Base Rate Loan, (y) any Base Rate Loans that were to have been Converted on the first day of such Interest Period to Eurodollar Loans shall continue as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be Converted to Base Rate Loans on the first day of such Interest Period. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or Continued as such, nor shall the Company have the right to Convert Base Rate Loans to Eurodollar Loans.

(c)          The Agent shall withdraw (i) any such notice pursuant to subsection (a)(i) of this Section 5.02 above if the Agent determines that the relevant circumstances have ceased to exist and (ii) any such notice pursuant to subsection (a)(ii) of this Section 5.02 upon receipt of notice from the Required Banks the relevant circumstances described in such subsection (a)(ii) have ceased to exist.

5.03         Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company (with a copy to the Agent) thereof and such Bank’s obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as the Bank may again make and maintain Eurodollar Loans and such Bank’s Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by Law.

5.04         Break Funding Compensation. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank (through the Agent), such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank) that such Bank determines is attributable to (a) any failure by the Company in making a borrowing of, Conversion into or Continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) any failure by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurodollar Loans (whether optional or mandatory, whether from proceeds of Collateral or otherwise) on a day which is not the last day of an Interest Period with respect thereto. Without limiting the effect of the preceding sentence, such compensation shall include, with respect to Eurodollar Loans, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed, prepaid or Converted for the period from the date of such payment, prepayment, Conversion or failure to borrow, prepay or Convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, prepay or Convert, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank). A certificate as to any amounts payable pursuant to this Section submitted to the Company by any Bank shall be presumptively correct in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans, Reimbursement Obligations and all other amounts payable hereunder.

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5.05         Intentionally omitted.

5.06         Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Obligor under any Basic Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Obligor shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then: (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, or Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the applicable Obligor shall make such deductions; and (iii) the applicable Obligor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)           Payment of Other Taxes by the Company. Without limiting the provisions of paragraph (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law or, at the option of the Agent, timely reimburse it for the payment of Other Taxes.

(c)           Indemnification by the Company. The Company shall indemnify the Agent and each Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by the Agent or such Bank, as the case may be, or required to be withheld or deducted from a payment to the Agent or such Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(d)           Indemnification by the Banks. Each Bank shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the Company has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so) and (ii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Agent in connection with any Basic Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under any Basic Document or otherwise payable by the Agent to the Bank from any other source against any amount due to the Agent under this paragraph (d).

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(e)           Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Obligor to a Governmental Authority, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)           Status of Banks. (i) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Basic Document shall deliver to the Company and the Agent, at the time or times reasonably requested by the Company or the Agent, such properly completed and executed documentation reasonably requested by the Company or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section (f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(i)         Without limiting the generality of the foregoing,

(A)         any Bank that is a U.S. Person shall deliver to the Company and the Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), whichever of the following is applicable:

(i)          in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Basic Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Basic Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)         executed originals of IRS Form W-8ECI;

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(iii)        in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (in form and substance satisfactory to the Agent, a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)        to the extent a Foreign Bank is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)         Delivery of Forms. Each Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Agent to determine the withholding or deduction required to be made; and

(D)         FATCA. If a payment made to a Bank hereunder would be subject to United States Federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company or the Agent to comply with its obligations under FATCA, to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. In addition, each Bank shall severally indemnify the Agent and Company for any Indemnified Tax attributable to such Bank or other penalties related thereto imposed in connection with any “withholdable payment,” as defined in Section 1473 of the Code, made to a Bank that is a Foreign Bank that has failed to comply with the reporting requirements or otherwise qualify for an exemption under FATCA.

(g)           Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Agent in writing of its legal inability to do so.

(h)           Nothing contained in this Section 5.06 shall require any Bank (or any of its permitted assigns or participants hereunder) or the Agent to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

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(i)           If any Person determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.06 (including by the payment of additional amounts pursuant to this Section 5.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.06(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority or otherwise. Notwithstanding anything to the contrary in this Section 5.06(i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.06(i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

Section 6.

Conditions Precedent.

6.01         Obligations to Extend Credit. The obligation of any Bank, which shall be on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY basis, to make any extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the conditions precedent that the Agent has received the following documents, each of which shall be reasonably satisfactory to the Agent (and to the extent specified below to each Bank) in form and substance on or before the Closing Date:

(a)           Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed and delivered on behalf of such party or (ii) written evidence (which may include telecopy or other electronic transmission of a signed signature page to this Agreement) that such party has signed and delivered a counterpart of this Agreement.

(b)           Intentionally omitted.

(c)           Intercreditor Agreement. The Intercreditor Agreement duly executed by the Committed Facility Agent.

(d)           Governing Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor, and of all corporate authority for each Obligor (including board of director resolutions, evidence of the incumbency of officers and signature specimens of officers) with respect to the execution, delivery and performance of the Basic Documents and each other document to be delivered by each Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Bank may conclusively rely on such certificates until it receives notice in writing from the Company to the contrary).

(e)           Good Standing. Evidence of the existence, good standing and authority to transact business for (i) the Company from the Secretary of State of New Jersey, (ii) each Obligor from the Secretary of State of the jurisdiction of incorporation of such Obligor and (iii) each Obligor from the Secretary of State of each other jurisdiction in which the failure of such Obligor to be in good standing or to have the authority to transact business would result in a Material Adverse Effect.

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(f)          Officer’s Certificate. A certificate of a senior officer of the Company, dated the Closing Date, to the effect set forth in clauses (a), (b) and (c) of Section 6.02 hereof.

(g)          Borrowing Base Certificate. A Borrowing Base Certificate as of May 31, 2014, prepared on a pro forma basis, showing that, after giving effect to the initial Revolving Loans to be made and the initial Letters of Credit to be issued or outstanding on the Closing Date, the Borrowing Base will not be less than the Credit Exposure.

(h)          Opinion of Counsel to the Company. An opinion addressed to the Agent and each of the Banks and dated the Closing Date and covering such matters as the Agent may reasonably request from such counsel to each Obligor.

(i)          Security Documents. Counterparts of the Subsidiary Guarantee executed by each Domestic Subsidiary, counterparts of an amendment (in form and substance acceptable to the Agent) to the Share Pledge Agreement and counterparts of the Security Agreement signed on behalf of the Obligors party thereto, together with the following:

(i)          certificates representing all the outstanding Capital Securities of each Subsidiary owned by or on behalf of any Obligor as of the Closing Date (except that certificates representing Capital Securities of any foreign Subsidiary may be limited to 65% of the outstanding equity interest of such foreign Subsidiary), and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates;

(ii)         the results of the search of the UCC (or equivalent) and tax Liens and judgment Liens made with respect to the Obligors and any predecessor company identified pursuant to the Security Agreement in each jurisdiction (A) in which each Obligor and each predecessor company is organized and (B) in respect of tax Liens and judgment Liens, where each Obligor and each predecessor company has its chief executive office or has had its chief executive office within the last four months prior to the Closing Date; and copies of the financing statements (or other documents) disclosed by such search and evidence that the Liens indicated by such financing statements (or similar documents) are permitted by Section 8.06 or have been released or, simultaneously with the initial extensions of credit hereunder, will be released;

(iii)        subject to the terms of the Security Agreement, (A) such other executed documentation as the Agent may deem necessary to perfect and protect its Liens, including intellectual property assignments for all intellectual property pledged as Collateral, subordination agreements and control agreements with respect to all deposit, commodity and security account and (B) all other Collateral the possession of which is necessary to perfect the Lien therein; and

(iv)        written evidence that appropriate UCC financing statements necessary to protect the Liens under the Security Agreement have been recorded.

(j)          Insurance. Certificates of insurance summarizing the insurance policies of the Obligors required by the Basic Documents and reflecting the Agent as additional insured under all liability policies and as additional insured and loss payee with respect to all casualty policies covering Collateral and loss payee on all credit insurance policies.

(k)          No Material Adverse Effect. Evidence that no Material Adverse Effect has occurred since December 31, 2013, through the Closing Date.

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(l)          Fees and Expenses. Evidence that the Company has paid to the Agent and the Banks all reasonable and documented costs, fees and expenses then due including such upfront and agency fees as the Company has agreed to pay to any Bank or the Agent in connection herewith and the reasonable and documented fees and expenses of Emmet, Marvin & Martin, LLP, counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents (to the extent that statements for such fees and expenses have been delivered to the Company).

(m)          Intentionally omitted.

(n)          Request to Honor Oral and Electronic Instructions. A completed request to honor oral and electronic instructions, executed by a senior officer of the Company.

(o)          Other Documents. Such other documents as the Agent or any Bank or their counsel may reasonably request.

The Agent shall notify the Company and the Banks when all documents required to be delivered as a condition to the effectiveness of the obligations of the Banks have been delivered and such notice shall be conclusive and binding.

6.02         Initial and Subsequent Extensions of Credit. The obligation of any Bank, which shall be on an UNCOMMITTED AND ABSOLUTELY DISCRETIONARY basis, to make any Loan, issue any Letter of Credit or otherwise extend any credit to the Company upon the occasion of each borrowing, issuance or other extension of credit hereunder (including the initial Loan, Letter of Credit or other extension of credit) is subject to the further conditions precedent that, both immediately prior to the making of such Loan, issuance of such Letter of Credit or other extension of credit and also after giving effect thereto and to the intended use thereof: (a) no Default exists and the Required Banks shall not have made a demand for payment of and Cash Collateral (if applicable) for any Loan Obligations; (b) the representations and warranties made by the Company in Section 7 hereof, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan, issuance of such Letter of Credit or other extension of credit (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (c) the aggregate outstanding principal amount of the Credit Exposure shall not exceed the lesser of (x) the Borrowing Base and (y) the Revolving Loan Line Portions; and (d) following a Conversion to Approving Banks Funding Date, no Approving Bank’s Credit Exposure shall exceed such Approving Bank’s Revolving Loan Line Portion. Each Borrowing Request or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance as of the date of such borrowing or issuance).

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Section 7.

Representations and Warranties.

The Company represents and warrants to the Agent and the Banks that:

7.01         Corporate Existence. Each Obligor: (a) is a corporation, limited liability company, partnership or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

7.02         Financial Condition. The Company has heretofore furnished to each of the Banks the balance sheet of the Company as at December 31, 2013 and the related statements of operation, change in stockholder’s equity and cash flow for the fiscal year ended on said date, with the opinion thereon of EisnerAmper LLP. Such financial statements fairly present the financial condition of the Company as at said dates and the results of its operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. The Company does not have on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said date. Since December 31, 2013, there has been no material adverse change in the financial condition, operations, business or prospects of the Company and its Subsidiaries on a consolidated basis from that set forth in said financial statements as at said date.

7.03         Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened in writing against the Company or any other Obligor that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

7.04         No Breach. None of the execution and delivery of this Agreement and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws (or similar governing documents) of any Obligor, or any applicable Law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority or agency, or any agreement or instrument to which any Obligor is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of any Obligor pursuant to the terms of any such agreement or instrument.

7.05         Action. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including any required shareholder approvals); and this Agreement, the Notes (if any), the Subsidiary Guarantee and each other Basic Document has been duly and validly executed and delivered by each Obligor party thereto and constitutes its legal, valid and binding obligation, enforceable against each applicable Obligor in accordance with its terms.

7.06         Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

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7.07         Use of Credit. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

7.08         ERISA. Each “employee benefit plan”, as defined under Section 3(3) of ERISA, established or maintained by the Company has been operated in material compliance with ERISA and the Code. At no time during the preceding five years has either the Company or any ERISA Affiliate (i) established or maintained a Plan, or (ii) had any obligations to make contributions to a Multiemployer Plan.

7.09         Taxes. The Company has filed, or has valid extensions for the filing of, all Federal income tax returns and all other material tax returns that are required to be filed by it and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company. The charges, accruals and reserves on the books of the Company in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

7.10         Indebtedness and Investments.

(a)           Indebtedness. Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company in each case with an aggregate principal or face amount in excess of $100,000, and any Subsidiary of the Company, and the aggregate principal or face amount outstanding or that may be outstanding under each such arrangement is correctly described in said Schedule I.

(b)           Investments. Schedule II hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by the Company and each Subsidiary in any Person, in each case with an aggregate principal or face amount in excess of $100,000, and, for each such Investment, the nature of such Investment.

7.11         True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to the Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company to the Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

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7.12         Subsidiaries. Set forth on Schedule III is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof, together with, for each such Subsidiary: (a) the jurisdiction of organization of such Subsidiary; (b) each Person holding Capital Securities in such Subsidiary; (b) the authorized, issued and outstanding Capital Securities issued by such Subsidiary; (c) the Capital Securities held by each such Person; and (d) the percentage of ownership of such Subsidiary represented by such Capital Securities. Each of the Company and the Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding Capital Securities in each Person shown to be held by it on Schedule III and all of the issued and outstanding Capital Securities of each such Person organized as a corporation or limited liability company is validly issued, fully paid and nonassessable. As of the date hereof: (x) there are no outstanding equity rights with respect to any Subsidiary and (y) there are no outstanding obligations of any Subsidiary to repurchase, redeem, or otherwise acquire any Capital Securities or other equity rights of any Subsidiary nor are there any outstanding obligations of any Subsidiary to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Subsidiary.

7.13         Property. The Company and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 8.06 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, no claim has been asserted nor is pending by any Person challenging or questioning the use of any such trademarks, tradenames, copyrights, patents and other intellectual property or the validity or effectiveness of any such trademarks, tradenames, copyrights, patents and other intellectual property that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

7.14         Compliance with Laws and Agreements. The Company and each of its Subsidiaries are each in compliance with all Requirements of Law, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other documents binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

7.15         Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 (as amended).

7.16         OFAC Money Laundering Representations. No Obligor nor any of its Affiliates is in violation of any Laws relating to sanctions, terrorism or money laundering (“Anti-Terrorism Laws”), including regulations administered by the United States Treasury Department’s Office of Foreign Asset Control (“OFAC”) and the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. No Obligor nor any of its Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans or Letters of Credit, is any of the following (each such Person, a “Sanctioned Person”):

(a)           a Person or country that is listed in the annex to, or is otherwise subject in the prohibitions contained in, the Executive Order or the OFAC regulations or that is subject to sanction by the U.S. State Department or the European Union;

(b)           a Person owned or controlled by, or acting for or on the behalf of, any Person that is listed in the annex to, or is otherwise subject to the prohibitions contained in, the Executive Order or the OFAC regulations or other Anti-Terrorism Laws;

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(c)           a Person with which the Agent or any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d)           a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or the OFAC regulations;

(e)           a Person that is (i) named on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC at its official website or any replacement website or other replacement official publication list or (ii) similarly designated in any comparable list published by the United Nations or any Governmental Authority of the European Union, the Netherlands, the United Kingdom or the French Republic; or

(f)           a Person located, organized or resident in a country or territory that is, or whose government is, the subject of sanctions including, without limitation, Cuba, Iran, North Korea, Sudan and Syria.

No Obligor nor any of its brokers or other agents acting in any capacity in connection with the Loans or Letters of Credit (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or the OFAC regulations, or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, for any payments to any Sanctioned Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, (x) in order to obtain, retain or direct business or obtain any improper advantage, in violation of OFAC, Anti-Terrorism Laws, regulations of the European Union or the United States Foreign Corrupt Practices Act of 1977, as amended or (y) which could result in the imposition of sanctions against any Person (including any Bank).

7.17         Insurance. The Company and each of its Subsidiaries maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as the Company and such Subsidiaries and located in similar geographic areas in which the Company and such Subsidiaries operate.

7.18         Solvency. On the Closing Date and immediately following the making of each Loan made, and issuance of each Letter of Credit issued, on the Closing Date and after giving effect to the application of the proceeds of such Loans and the issuance of such Letter of Credit: (a) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Obligor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date. As used in this Section, the term “fair value” means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both and “present fair saleable value” means the amount that may be realized if the applicable company’s aggregate assets are sold with reasonable promptness in an arm’s length transaction under present conditions for the sale of a comparable business enterprises.

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7.19         Intentionally omitted.

7.20         Security Documents. The provisions of each Security Document are effective to create in favor of the Agent for the ratable benefit of the Secured Parties and the Agent a legal, valid and enforceable Lien in all right, title and interest of the applicable Obligor in the Collateral.

7.21         Environmental Matters.

(a)          The facilities and Properties owned or operated by the Company or any of its Subsidiaries (the “Relevant Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a material violation of or (ii) could reasonably be expected to give rise to a material liability under, any Environmental Law.

(b)          The Company, the Relevant Properties and all operations of the Company at the Relevant Properties are in material compliance, and have, for the duration of their ownership or operation by the Company and its Subsidiaries, been in material compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Relevant Properties. All Environmental Permits necessary in connection with the operations of the Company and its Subsidiaries have been obtained and are in full force and effect except for those Environmental Permits for which the failure to obtain could not reasonably be expected to result in a material obligation under Environmental Laws.

(c)          Neither the Company nor any of its Subsidiaries have received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding liability under or compliance with Environmental Laws with regard to any of the Relevant Properties or its operations, except for matters that have been resolved.

(d)          Materials of Environmental Concern have not been transported or disposed of from the Relevant Properties by or on behalf of the Company or its Subsidiaries in violation of, or to the Company’s knowledge, in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Relevant Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

(e)          No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened in writing, under any Environmental Law to which the Company or its Subsidiaries are or to the knowledge of the Company will be named as a party with respect to the Relevant Properties or the operations of the Company or its Subsidiaries, nor are there any consent decrees, consent orders, administrative orders or other orders, outstanding under any Environmental Law with respect to the Relevant Properties or the operations of the company or its Subsidiaries.

(f)          The representations and warranties under this Section 7.21 are the exclusive representations and warranties of the Company regarding Environmental Laws or Materials of Environmental Concern.

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Section 8.

Covenants of the Company.

The Company covenants and agrees with the Banks and the Agent that, so long as any Revolving Loan Line Portion, Loan or Letter of Credit Liability is outstanding and until payment in full of all Loan Obligations (other than any contingent obligations for which no claim has been made or asserted):

8.01         Financial Statements, Etc. The Company shall deliver to each of the Banks:

(a)           Quarterly Financial Statements. as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, the following: (i) statements of operation, change in stockholder’s equity and cash flow of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period prepared on a consolidated basis, (ii) the related consolidated balance sheet of the Company as at the end of such period, (iii) statements of operation of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period prepared on a consolidating basis, and (iv) the related consolidating balance sheet of the Company as at the end of such period, all accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Company, in each case in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(b)           Annual Financial Statements. as soon as available and in any event within 90 days after the end of each fiscal year of the Company the following: (i) statements of operation, change in stockholder’s equity and cash flow of the Company for such fiscal year and the related balance sheet as at the end of such fiscal year prepared on a consolidated basis, and accompanied by an unqualified opinion thereon of independent certified public accountants acceptable to the Required Banks, which opinion shall state that said audited financial statements fairly present the financial condition and results of operations of the Company as at the end of, and for, such fiscal year in accordance with GAAP, (ii) statements of operation of the Company for such fiscal year prepared on a consolidating basis, and (iii) the related consolidating balance sheet of the Company as at the end of such fiscal year, all accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the financial condition and results of operations of the Company, in each case in accordance with GAAP, as at the end of, and for, such period;

(c)           ERISA. Neither the Company nor any ERISA Affiliate shall (i) establish, maintain, or become obligated to contribute to a Plan, or (ii) become obligated to make contributions to a Multiemployer Plan, except with the written consent of the Required Banks which consent shall not be unreasonably withheld.

(d)           Borrowing Base Certificate. as soon as available and in any event within 10 Business Days after:

(i)          the end of each calendar month,

(ii)         the 15th day of each calendar month, and

(iii)        any other accounting period for which any Bank reasonably requests a Borrowing Base Certificate,

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a Borrowing Base Certificate as at the end of such calendar month in respect of clause (i) above, the 15th day of such calendar month in respect of clause (ii) above, and the last day of such accounting period in respect of clause (iii) above, together with reports, as of the last day of such accounting period, setting forth the following: (A) the aging of the Receivables, specifying both the names of the respective account debtors and the period of time each such account has been past due, (B) a list of the Eligible Receivables and Australian Receivables, (C) a list of Tier I Eligible Receivables and Tier II Eligible Receivables showing insurance limits and aging, (D) if the Net Liquidating Value of Eligible Brokerage Accounts is included in the Borrowing Base, then such information as the Agent may request to support the value reported thereunder, (E) the amount and value of all Eligible Inventory, Eligible Unsold Inventory and Eligible Inventory Ordered under L/C, in each case included in the Borrowing Base, by location and lot number, and (F) such other information as the Agent may reasonably request.

Notwithstanding the foregoing and anything contained in this Agreement to the contrary, at any time and from time to time during the period between required deliveries of Borrowing Base Certificates, the Borrower may deliver an Interim Borrowing Base Certificate to the Agent, and, subject to the terms of the Intercreditor Agreement and Section 8.27 hereof, the Borrowing Base as calculated therein shall for all purposes be the Borrowing Base (as reduced or increased after giving effect to any reallocation pursuant to Section 2.3 of the Intercreditor Agreement), and the Interim Borrowing Base Certificate shall for all purposes constitute the then applicable Borrowing Base Certificate until the next scheduled Borrowing Base Certificate or Interim Borrowing Base Certificate is delivered, provided, that contemporaneously with the delivery of any Interim Borrowing Base Certificate, the Company shall also deliver an Interim Borrowing Base Certificate (as defined in the Committed Credit Agreement) under the Committed Credit Agreement.

(e)          Collateral Audit. from time to time at the request of the Agent (but, so long as no Default is continuing, no more than once in any fiscal year), a report as of the end of any fiscal quarter, in form and substance satisfactory to the Required Banks, of an independent collateral auditor satisfactory to the Required Banks (which may be, or be affiliated with, any of the Banks):

(i)          with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of such fiscal quarter which report shall indicate that, based upon a review by such auditors of the Receivables (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company) and Inventory (including verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Company as at the end of such fiscal quarter is accurate and complete in all material respects,

(ii)         with respect to the insurance policy or policies covering any of the Receivables or other Collateral, and

(iii)        with respect to the agreements entered into by the Company with its customers and its suppliers;

provided, that notwithstanding the foregoing, the first such report shall be dated on or around the date which is 180 days after the date hereof and delivered to the Agent within 45 days after such date.

(f)           Shareholder Material. promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

(g)           Notice of Default. promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

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(h)           Committed Credit Agreement Documents. (i) contemporaneously with the delivery thereof by the Borrower under the Committed Credit Agreement, a copy of each Borrowing Base Certificate (as defined in the Committed Credit Agreement) and Interim Borrowing Base Certificate (as defined in the Committed Credit Agreement) delivered thereunder, together with all supporting schedules and information delivered therewith and (ii) promptly upon execution thereof, copies of all amendments and waivers to the Committed Credit Agreement; and

(i)           Other Information. from time to time such other information regarding the financial condition, operations, business or prospects of any Obligor as any Bank or the Agent may reasonably request, including, without limitation, information relating to any Plan or Multiemployer Plan for which consent has been given under Section 8.01(c).

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company in substantially the form of Exhibit G hereto (the “Compliance Certificate”): (i) to the effect that no Event of Default is continuing (or, if any Event of Default is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.07, 8.08(d), 8.09, 8.10 and 8.11 hereof as of the end of the respective quarterly fiscal period or fiscal year.

8.02         Litigation. The Company will promptly (and in any event no later than five Business Days after the Company has notice of the same) give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Bank notice of the assertion in writing of any environmental matter by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

8.03         Existence, Etc. The Company will and will cause each Obligor to:

(a)           Existence. preserve and maintain in full force and effect its legal existence and, except where such failure to preserve and maintain would not (either individually or in the aggregate) have a Material Adverse Effect, all of its rights, privileges, licenses and franchises;

(b)           Compliance with Laws. comply in all material respects with all Requirements of Law and its organizational documents;

(c)           Payment of Obligations. pay and discharge its obligations, including all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such obligations the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves in accordance with GAAP have been established and are being maintained;

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(d)           Maintain Property. maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

(e)           Books and Records. keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

(f)           Inspection. permit, at the sole cost and expense of the Company, representatives of any Bank or the Agent, during normal business hours and upon reasonable prior notice (which such notice shall not be required at any time an Event of Default exists or at any time after the Required Banks shall have demanded payment of and Cash Collateral (if applicable) for any Loan Obligations), to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (which notice shall specify the reasons (determined by such Bank or the Agent in its sole discretion) for such examination, inspections or discussions), provided that unless an Event of Default shall have occurred and be continuing or a demand by the Required Banks for payment of and Cash Collateral (if applicable) for any Loan Obligations has been made, the Company shall not be responsible for the costs and expenses of more than two such inspections in each year.

8.04         Insurance. The Company will, and will cause its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, including, in any event, marine and credit insurance policies covering the Company’s or its Subsidiaries’, as the case may be, inventory and accounts receivable, respectively, in amounts, pursuant to policies, and issued by insurers, acceptable to the Required Banks. The Company shall (i) cause all such insurance (other than workers’ compensation) to name the Agent as loss payee (to the extent covering risk of loss or damage to tangible property or loss on accounts receivable) and as an additional named insured as its interests may appear (to the extent covering loss or damage to tangible property or any other risk), and furnish the Agent evidence of the same, and (ii) at least annually, furnish to the Agent certificates of insurance evidencing the existence of all insurance required to be maintained pursuant to this Section 8.04 and the designation of the Agent as the loss payee and/or additional named insured, as the case may be, thereunder to the extent required by this Section 8.04.

8.05          Prohibition of Fundamental Changes. The Company will not and will not permit any other Obligor to enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that any Subsidiary of the Company may be merged with or into the Company or any other Obligor, provided that in the case of such merger, consolidation or amalgamation involving the Company, the Company shall be the continuing or surviving Person. The Company will not and will not permit any other Obligor to acquire any business or material Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business. The Company will not and will not permit any other Obligor to convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests) except the following:

(a)          the Conveyance of surplus, obsolete or worn out property in the ordinary course of business;

(b)          the sale of inventory in the ordinary course of business for fair market value;

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(c)          the Conveyance of any property, business or assets not described in Sections 8.05(a), (b), (d), (e), (f) and (g); provided that the aggregate book value of all such property, business or assets so Conveyed in any fiscal year of the Company shall not exceed $2,000,000; provided further, that any such Conveyance shall not be permitted if a Default shall have occurred and be continuing or would exist after giving effect to such Conveyance;

(d)          the use of cash in the ordinary course of its business;

(e)          the Conveyance for fair market value of any Investment acquired in connection with any transaction described in Section 8.08 for fair market value;

(f)          Dividend Payments to the extent permitted under Section 8.13 hereof; and

(g)          the granting of Liens not prohibited under this Agreement (but not the Conveyance of the property subject to such Lien).

8.06         Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Lien upon any of its Property and will not allow any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective Property, whether now owned or hereafter acquired, except:

(a)           Liens created pursuant to the Security Documents;

(b)           Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

(c)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings; and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

(d)           pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation;

(e)           a mortgage Lien granted by 6900 Quad Avenue, LLC over its warehouse facility located in Baltimore, Maryland, securing Indebtedness permitted pursuant to Section 8.07(b) hereof;

(f)           deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           intentionally omitted;

(h)           Liens on Property of Imbali Metals Bvba securing the Imbali Facility;

(i)           Liens encumbering Inventory securing the Indebtedness permitted pursuant to Sections 8.07(f)(A) and (B);

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(j)           Liens securing Indebtedness permitted under Section 8.07(g) hereof, provided that such Liens are subject to the terms of the Intercreditor Agreement;

(k)           Liens securing Indebtedness permitted under Section 8.07(h), provided that such Liens shall encumber only the capital assets financed with such Indebtedness; and

(l)          Liens securing Indebtedness permitted under Section 8.07(i) below, provided that such Liens shall encumber only assets of the Subsidiary which incurs such Indebtedness.

8.07         Indebtedness. The Company will not, and will not allow any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

(a)          Indebtedness to the Banks hereunder;

(b)          Indebtedness of 6900 Quad Avenue, LLC under the Quad Avenue Loan Agreement in an aggregate amount not to exceed $1,300,000, the proceeds of which have been used to finance the acquisition of the warehouse facility in Baltimore, Maryland, and any unsecured Guarantee by the Company of such Indebtedness existing on the date hereof;

(c)          intentionally omitted;

(d)          other unsecured Indebtedness in an aggregate outstanding principal amount not to exceed at any time $250,000;

(e)          Indebtedness of Imbali Metals Bvba under the Imbali Facility;

(f)          the following Indebtedness, provided that (i) the aggregate amount of the Indebtedness permitted under this clause (f) outstanding at any time shall not exceed $25,000,000 (calculated without duplication of any Guarantee of such Indebtedness), (ii) at the time of the incurrence of such Indebtedness no Default shall exist or result therefrom, and (iii) the Company shall have provided the Agent and each Bank a certificate of a financial officer of the Company showing the Company’s compliance with the covenants set forth in Section 8.09 and 8.10 after giving effect to such Indebtedness and certifying that at the time of the incurrence thereof and after giving effect thereto, no Default shall exist:

(A)         Indebtedness of the Company which is incurred to finance the acquisition of Inventory in the ordinary course of business and is non-recourse to the Company and any of its Property other than the Inventory financed thereby, pursuant to customary non-recourse provisions (including normal and customary exceptions to the non-recourse nature thereof); provided that (1) no Inventory so financed is included in the Borrowing Base until the Liens securing such Indebtedness (other than Permitted Borrowing Base Liens and Liens permitted under Section 8.07(g)) are released and (2) such Indebtedness does not exceed 100% of the cost of acquiring such Inventory;

(B)         In addition to the Reimbursement Obligations, Indebtedness in the form of reimbursement obligations under letters of credit (which are not Letters of Credit hereunder) issued for the account of the Company to secure the purchase price of Inventory in the ordinary course of business to be acquired by the Company if (1) such reimbursement obligation is secured only by the Inventory the purchase price of which is secured by the applicable Letter of Credit; (2) no such Inventory is included in the Borrowing Base until the Liens securing such Indebtedness are released and (3) such Indebtedness does not exceed 100% of the cost of acquiring such Inventory;

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(C)         Subordinated Debt; and

(D)         Guarantees by the Company of Indebtedness of certain of its suppliers incurred in the form of loans made to such suppliers by third parties (which may include one or more of the Banks) under pre-export finance arrangements; provided that (1) with respect to any one supplier, the amount of the Guarantee provided for the benefit of such supplier shall be limited to an amount not to exceed 20% of the aggregate amount of such loans to such supplier and (2) the aggregate amount of the Indebtedness Guaranteed pursuant to the Guarantees provided under this clause (D) shall not exceed $3,000,000 at any time outstanding;

(g)          Indebtedness of the Company under the Committed Credit Agreement;

(h)          Indebtedness in an aggregate principal amount not to exceed $10,000,000 incurred to finance Capital Expenditures to the extent permitted under Section 8.20 hereof;

(i)           Indebtedness of any Subsidiary of the Company that is organized under the Laws of Australia in an aggregate principal amount outstanding not to exceed AUS$20,000,000 at any time;

(j)           Indebtedness under Hedging Agreements entered into in the ordinary course of business and not for speculative purposes; and

(k)           any refinancings, refundings, renewals or extensions of Indebtedness permitted under Section 8.07(b), (e) or (i), provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension and (ii) any guarantee entered into in connection with such refinancing, refunding, renewal or extension that is not a refinancing of an existing guarantee of such Indebtedness shall not be permitted under this Section 8.07(k).

8.08         Investments. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

(a)           Investments outstanding on the date hereof and identified on Schedule II hereto;

(b)           deposit accounts with banks;

(c)           Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(d)           Investments by the Company in Imbali Metals Bvba in an aggregate amount not to exceed €4,000,000 or the dollar equivalent thereof (determined based on the amount initially advanced with respect thereto, giving effect to any repayments and including any amount outstanding on the Closing Date) and Investments by the Company under the Imbali Guarantee;

(e)           Investments of the type described in clause (a) and (b) of the definition thereof in third parties; provided, that such Investments are made with the proceeds of Subordinated Debt and the aggregate outstanding amount of such Investments (determined based on the amount initially advanced with respect thereto minus any repayment thereof) does not exceed $12,000,000 at any time;

(f)           Permitted Investments; and

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(g)           other Investments in an aggregate amount not to exceed at any time $500,000 (determined based on the amount initially advanced with respect thereto, giving effect to any repayments).

8.09         Leverage Ratio. The Company will not permit the Leverage Ratio to exceed at any time 6.00 to 1.

8.10         Net Working Capital. The Company will not permit its Net Working Capital to be less than the sum of $35,000,000 plus an amount equal to 25% of its Consolidated Net Income (but, in each case, only if a positive number) for the fiscal year most recently ended, to be tested as of the end of each fiscal quarter of the Company.

8.11         No Net Loss. The Company will not permit its Consolidated Net Income (but calculated before taxes and extraordinary items in accordance with GAAP) for any two or more consecutive fiscal quarters to be less than -$4,000,000 (negative four million Dollars) in the aggregate.

8.12         Lines of Business. The Company will not nor will it permit any Subsidiary to engage to any substantial extent in any line or lines of business activity other than the business of acquiring, selling, trading, extruding and otherwise dealing in aluminum and steel semi-finished products (or other similar metal products).

8.13         Dividend Payments. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment (other than Dividend Payments to the Company) at any time if (a) an Event of Default exists, (b) immediately after giving effect to making such Dividend Payment any Event of Default would exist or be continuing or (c) the Required Banks shall have demanded payment of and Cash Collateral (if applicable) for any Loan Obligations.

8.14         Use of Proceeds. The Company will use the proceeds of the extensions of credit hereunder for working capital and general corporate purposes in the ordinary course of business (in compliance with all applicable legal and regulatory requirements, including Regulations T, U and X and the Securities Act of 1933 (as amended) and the Securities Act of 1934 (as amended) and the regulations thereunder); provided that neither the Agent nor any Bank has any responsibility as to the use of any of such proceeds.

8.15         Subordinated Debt. The Company will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for any sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Debt, except for regularly scheduled payments of principal and interest in respect thereof (if any) required pursuant to the instruments evidencing such Subordinated Debt. The Company will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for any sinking, defeasance, or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or repayment of the principal of or interest on, or any other amounts owing in respect of, the Imbali Guarantee.

8.16         Intentionally omitted

8.17         Additional Guarantors; Pledge of Additional Subsidiaries. The Company will take such action, and will cause each of its Subsidiaries which is organized under the Laws of a State of the United States (other than the Quad Avenue Subsidiary) (each, a “Domestic Subsidiary”) to take such action, from time to time as shall be necessary to ensure that all Domestic Subsidiaries of the Company (other than the Quad Avenue Subsidiary) become “Guarantors” hereunder and grant Liens in all their respective personal property assets, including the following actions:

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(a)           Subsidiary Guarantee. duly executing and delivering a Supplement to the Subsidiary Guarantee in the form attached as Annex I thereto for each Domestic Subsidiary formed or acquired following the Closing Date;

(b)           Secured Documents. causing such Domestic Subsidiary to take such action (including executing and delivering a Supplement to the Security Agreement in form attached as Annex I thereto properly completed and delivering such certificates, executing and delivering such UCC financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens (subject to the terms of the Intercreditor Agreement) on substantially all of the personal property assets of such Domestic Subsidiary as collateral security for the Obligations; and

(c)           Corporate Authorization. delivering such proof of corporate or other relevant action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 on the Closing Date or as the Agent shall have reasonably requested.

In the event that any Obligor shall form or acquire any new Subsidiary, the Company will promptly cause the Capital Securities issued by such Subsidiary to be pledged and delivered pursuant to the Security Documents promptly after such Subsidiary is formed or acquired (except that, if such Subsidiary is not a Domestic Subsidiary, the Capital Securities issued by such Subsidiary to be pledged pursuant to the Security Documents shall be limited to 65% of the outstanding Capital Securities issued by such Subsidiary, provided that, if, as a result of any change in, or the introduction, adoption, effectiveness or interpretation of, tax laws, rules, regulations, directives or guidelines of the United States of America after the date of this Agreement, the grant of security interests and Liens by the Company or its Domestic Subsidiaries in respect of any additional Capital Securities in any non-Domestic Subsidiary to the Agent would not result in an increase in the aggregate tax liabilities of the Company or such Domestic Subsidiary over what such liabilities would have been without such security interests and Liens, then, promptly after the change in, or the introduction, adoption, effectiveness or interpretation of, any such laws, rules, regulations, directives or guidelines, such pledge shall be increased to include all such additional Capital Securities.

8.18         Intentionally omitted.

8.19         Amendment to Organizational Documents. The Company will not and will not permit any Subsidiary to consent to any modification, supplement or waiver of any of the provisions of any of their Governing Documents in a manner materially adverse to the Banks.

8.20         Capital Expenditures. The Company will not and will not permit any Subsidiary to make, incur or commit to make (by way of the acquisition of securities of a Person or otherwise) Capital Expenditures, other than Capital Expenditures for logistical assets in an aggregate amount not to exceed $10,000,000.

8.21         Transactions with Affiliates. The Company will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s length basis from unrelated third parties, (b) transactions between or among the Company and one or more Guarantors not involving any other Affiliate, (c) any Dividend Payments permitted by Section 8.13 and (d) Subordinated Debt permitted hereby.

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8.22         Environmental Laws.

(a)          The Company will, and will cause it Subsidiaries to, comply with, all applicable Environmental Laws and obtain and comply with and maintain Environmental Permits, except in all cases where noncompliance or the failure to obtain Environmental Permits could not reasonably be expected to have a Material Adverse Effect or except to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and maintained on the books and records of the Company and the applicable Subsidiary in accordance with GAAP.

(b)          The Company will, and will cause it Subsidiaries to, handle, transport and dispose of, and cause all subtenants to handle, transport and dispose of, all Materials of Environmental Concern in material compliance with all applicable Environmental Laws.

8.23         Take or Pay Contracts. The Company will not, and will not permit its Subsidiaries to, enter into or be a party to any contract or arrangement for the purchase of materials, supplies, other properties or services if such contract or arrangement requires that payment be made by the Company or a Subsidiary regardless of whether such materials, supplies, other properties or services are delivered or forwarded to it.

8.24         Limitation on Dividend Clause and Negative Pledge Clauses. The Company will not, and will not permit its Subsidiaries to, enter into with any Person any agreement, which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon or otherwise transfer any interest in any of its property, assets or revenues, whether now owned or hereafter acquired except for (i) those prohibitions or limitations set forth in this Agreement or any other Basic Document or the Committed Credit Agreement and any agreements entered into in connection therewith, the Imbali Facility and any agreements entered into in connection therewith, (ii) those existing on the Closing Date and set forth on Schedule IV, (iii) with respect to any Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary or was acquired by the Company or any of its Subsidiaries and outstanding on such date; (iv) with respect to purchase money obligations for any property acquired in the ordinary course of business that impose restrictions on such property, and (v) consisting of customary non-assignment or subletting provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder, and customary non-assignment provisions of other contracts entered into in the ordinary course of business..

8.25         Limitation on Sales and Leasebacks. The Company will not, and will not permit its Subsidiaries to, enter into any arrangement with any Person providing for (i) the leasing by the Company or any Subsidiary of real or personal property which has been or is to be either sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or (ii) the purchase or transfer of any real or personal property from any Person to the Company or such Subsidiary which has been leased by the Company or such Subsidiary to such Person, except for (in each case) any transactions, the consideration of which does not exceed in the aggregate $1,000,000 in any calendar year.

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8.26         Accounting Changes. The Company will not, and will not permit its Subsidiaries to, make any significant change in its accounting treatment or reporting practices, except as required by GAAP, without providing the Agent with ten (10) days prior written notice of such change. At the end of any calendar year during which any such change has occurred, the Company shall prepare and deliver to the Agent an explanatory statement, in form and substance reasonably satisfactory to the Agent, reconciling the previous treatment or practice with the new treatment or practice.

8.27         Borrowing Base. The Company hereby agrees that it will not at any time remove Property (or proceeds thereof) from the Borrowing Base for any reason (other than (i) pursuant to a transaction permitted under Section 8.05(b), (c) or (d) above or (ii) as a result of becoming ineligible for inclusion therein), provided, that this provision shall not affect or restrict any reallocation of Borrowing Base assets from or to the Borrowing Base as expressly set forth in the Intercreditor Agreement.

8.28         Deposit Accounts. The Company will not open any operating deposit accounts located in the United States (other than payroll accounts) not in existence on the date hereof without the prior written consent (not to be unreasonably withheld) of all Banks (other than, for the avoidance of doubt, any Affiliate of an Issuing Bank which has issued a Letter of Credit pursuant to the last sentence of the definition of Issuing Bank).

8.29         Storage Facilities. Upon the request of the Agent from time to time, the Company shall use commercially reasonable efforts to obtain control agreements among the Company, each storage facility specified by the Agent and the Agent (in form and substance reasonably acceptable to the Agent), under which each applicable storage facility shall agree that upon receipt of notice from the Agent of the occurrence and continuance of an Event of Default or of the demand by the Required Banks for payment of and Cash Collateral (if applicable) for any Loan Obligations, it shall accept instruction from the Agent and shall no longer accept instruction from the Company.

8.30         Sanctions. The Company hereby agrees that it shall and shall cause its Subsidiaries to (i) maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, any Person that is an Affiliate of the Company, including its Subsidiaries, and, to the extent commercially reasonable, its agents with applicable Anti-Terrorism Laws and (ii) ensure at all times the truth and accuracy of the representations and warranties, and adherence to, the covenants, set forth in Section 7.16 hereof.

Section 9.

Events of Default.

9.01         Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(a)           Payment Default. The Company shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) including, without limitation, such amounts as may come due as a result of a demand made by any Bank of: (i) any principal of any Loan or any Reimbursement Obligation, the amount necessary to provide Cash Collateral for any Letter of Credit or otherwise as required thereby, or (ii) any fee or any other amount payable by it hereunder (other than interest) or under any other Basic Document or any interest on any Loan or any Reimbursement Obligation and such default in payment (under this clause (ii)) shall continue unremedied for three (3) Business Days after notice thereof to the Company by the Agent; or

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(b)           Cross Default. (i) The Company shall default in the payment when due of any principal of or interest on any of its other Material Indebtedness or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its Material Indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Material Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Material Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or an early termination date (or comparable event) occurs with respect to any Hedging Agreement or other swap or derivative whether or not pursuant to an ISDA master agreement that constitutes Material Indebtedness; as used herein, the term “Material Indebtedness” means Indebtedness under the Committed Credit Agreement, Indebtedness under the Imbali Facility and any other Indebtedness (other than the Obligations) with an outstanding principal balance (or with respect to Hedging Agreements or other swap or derivative whether or not pursuant to an ISDA master agreement, the aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if an early termination date or comparable event under such agreement were to occur at such time) of $5,000,000 or more, in any individual case or in the aggregate; or

(c)           Representations and Warranties. Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by the Company or any of its Subsidiaries, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(d)           Covenant Defaults. The Company shall default in the performance of any of its obligations under any of Sections 8.01(g), 8.03(a), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11, 8.13, 8.15, 8.19, 8.20, 8.21 or 8.27 hereof or any Obligor shall default in the performance of any of its obligations under the Security Agreement; or the Company shall default in the performance of its obligations under Section 8.01(d) hereof and such default shall continue unremedied for a period of five (5) or more Business Days; or the Company shall default in the performance of any of its obligations in this Agreement or any other Basic Document (other than those already specified above in this clause (d)) and such default shall continue unremedied for a period of thirty (30) or more days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

(e)           Failure to Pay Debts. The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f)           Voluntary Insolvency Proceedings. The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any Law of any jurisdiction (domestic or foreign) relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or, in respect of Subsidiaries of the Company which are not Domestic Subsidiaries, any similar Law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

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(g)           Involuntary Insolvency Proceedings. A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or any of its Subsidiaries or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or any of its Subsidiaries under any present or future Law of any jurisdiction (domestic or foreign) relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

(h)           Judgment Default. A final judgment or judgments for the payment of money in excess of $1,000,000 (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or any of its Subsidiaries shall not, within said period of 30 days, or such longer period during which execution of the same has been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i)           ERISA Events. The Company or any ERISA Affiliate shall incur any liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that would (either individually or in the aggregate) have a Material Adverse Effect; or

(j)           Change of Control. (i) The Principal Shareholders shall cease to own beneficially and of record at least 20% of the issued and outstanding capital stock having voting power to elect members of the board of directors of the Company, (ii) Nathan Kahn shall cease to be President of the Company and a successor acceptable to the Required Banks shall not have been appointed to such position within 90 days thereafter (such determination of acceptability by the Required Banks to be made for purposes of waiving any resulting Default only, the Company agreeing that it is solely responsible for selecting an appropriate replacement) or (iii) the Persons who were members of the board of directors of the Company on the Closing Date (together with any new directors whose election to such board of directors or whose nomination for election was approved by a vote of a majority of such members of the board of directors or members whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of the Company; or

(k)           Security Documents; Basic Documents. The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Banks, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Basic Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor, or any Obligor shall assert in writing that any Basic Document is unenforceable; or

(l)           Subordination Provisions. Any subordination provision of any Indebtedness subordinated to the Loan Obligations shall cease, for any reason, to be in full force and effect, or the Company or any of its Subsidiaries shall so assert in writing, unless such Indebtedness would, at all times thereafter, be otherwise permitted under Section 8.07; or

(m)         Quad Avenue Loan Agreement. 6900 Quad Avenue, LLC shall default in the performance of its obligations under Section 4(a) of the Quad Avenue Loan Agreement; or

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(n)           Committed Credit Agreement Disclosure. At any time, the Committed Credit Agreement shall be amended, modified or waived in a manner which restricts the right of the Committed Facility Agent to share with the Agent and the Banks, borrowing base reports delivered under the Committed Credit Agreement and related information;

THEREUPON, WITHOUT LIMITING THE RIGHTS OF THE BANKS UNDER SECTION 2.12 AND THE RIGHT OF EACH BANK TO DEMAND PAYMENT OF THE LOANS AND REIMBURSEMENT OBLIGATIONS AND CASH COLLATERAL FOR LETTER OF CREDIT LIABILITIES AT ANY TIME IN ITS SOLE DISCRETION: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9, the Agent may with the consent of the Required Banks, and, upon request of the Required Banks shall by notice to the Company, terminate the Revolving Loan Line Portions and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other Loan Obligations (including any amounts payable under Section 5.04 or 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9, the Revolving Loan Line Portions shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other Loan Obligations (including any amounts payable under Section 5.01 and 5.04 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

9.02         Cover for Contingent Obligations. In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other Loan Obligations to be due and payable), the Company agrees that it shall, if requested by the Agent or the Required Banks through the Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 9, forthwith, without any demand or the taking of any other action by the Agent or such Banks) and, upon a DEMAND therefor by the Required Banks (in their sole discretion) the Company agrees that it shall, provide cover for the Letter of Credit Liabilities by depositing with the Agent Cash Collateral in an amount equal to 103% of the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security for the Obligations.

9.03         IN NO EVENT SHALL ANY PROVISION OF THIS AGREEMENT PROVIDING FOR SPECIFIC EVENTS OF DEFAULT BE CONSTRUED TO WAIVE, LIMIT OR OTHERWISE MODIFY THE DEMAND NATURE OF (I) THE LOANS WHICH MAY BE MADE PURSUANT TO THIS AGREEMENT AND (II) THE REQUIREMENT TO CASH COLLATERALIZE LETTERS OF CREDIT WHICH MAY BE ISSUED PURSUANT TO THIS AGREEMENT, AND THE COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT EACH BANK’S RIGHT TO DEMAND PAYMENT OR CASH COLLATERALIZATION AT ANY TIME IS ABSOLUTE AND UNCONDITIONAL.

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Section 10.

The Agent.

10.01         Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes Rabobank to act as agent on its behalf, and on behalf of each of its Affiliates who are owed Obligations (each such Affiliate by acceptance of the benefits of the Basic Documents hereby ratifying such appointment), hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents): (a) has no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee or fiduciary for any Secured Party; (b) shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document, unless so directed by the Required Banks; (d) shall not be required to act as collateral agent hereunder or otherwise be responsible for any collateral security granted in connection herewith except with respect to any collateral that cannot be perfected by filing Uniform Commercial Code financing statements and is required to be delivered to the Agent under the Basic Documents; and (e) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the Banks named in the Register as the “Banks” hereunder for all purposes hereof unless and until a notice of the assignment or transfer thereof has been filed with the Agent.

10.02         Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Banks and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

10.03         Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than payment Defaults) unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Agent receives such a notice of the occurrence of a Default or becomes aware of a payment Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Required Banks, provided that, unless and until the Agent has received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Banks.

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10.04         Rights as a Bank. With respect to its Revolving Loan Line Portions and the Loans made by it, Rabobank (and any successor acting as Agent) in its capacity as a Bank hereunder has the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include the Agent in its individual capacity. Rabobank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent, and Rabobank and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

10.05         Indemnification. The Banks severally agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) and each of the Agent’s respective officers, directors, employees and agents, ratably in accordance with their respective Revolving Loan Line Portions, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in its capacity as Agent (including by any Secured Party) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default exists, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The Banks severally agree to indemnify each Fronting Bank and each of their respective officers, directors, employees and agents (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03), ratably in accordance with their respective Revolving Loan Line Portions, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any of them in their capacity as a Fronting Bank arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default exists, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

10.06         Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company (or any of its Affiliates) that may come into the possession of the Agent or any of its Affiliates.

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10.07         Failure to Act. Except for action expressly required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

10.08         Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks have the right to appoint a successor Agent, subject to the Company’s approval of such successor Agent. If no successor Agent has been so appointed by the Required Banks (or if the Company shall fail to approve such a successor Agent) and has accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation or the Required Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, subject to the Company’s approval, appoint a successor Agent, that shall be a bank that has an office in New York, New York or assign all of its rights and delegate all of its obligations hereunder and under the other Basic Documents to the Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, or the assignment and delegation to the Banks as set forth in the preceding sentence, such successor Agent (or the Banks, as applicable) shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

10.09         Agency Fee. So long as the Revolving Loan Line Portions are in effect and until payment in full of the Obligations, the Company will pay to the Agent an agency fee as mutually agreed upon.

10.10         Consents under Other Basic Documents. Except as otherwise provided in Section 11.04 hereof, the Agent may, with the prior consent of the Required Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior consent of each Bank, the Agent shall not (except as provided herein or in the Security Documents) release any Collateral or otherwise terminate any Lien under any Basic Document or agree to additional obligations being secured by such Collateral (unless the Lien for such additional obligations shall be junior and subordinate to the Lien in favor of the other obligations secured by such Basic Document).

10.11         Pendency of Insolvency. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on any Obligor) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           Filing Claims. to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent under Section 11.03) allowed in such judicial proceeding; and

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(b)           Collection of Funds. to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent hereunder. Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding.

10.12         Permitted Release of Collateral.

(a)           Automatic Release. If any Obligor sells any Collateral which is permitted to be disposed of under Section 8.05, the Liens in the Collateral granted to the Agent under the Basic Document shall automatically terminate and the Collateral will be disposed of free and clear of all Liens of the Agent.

(b)           Written Release. The Agent is authorized to release of record, and shall release of record, any Liens encumbering any Collateral that is permitted to be sold upon an authorized officer of the Company certifying in writing to the Agent that the proposed disposition of Collateral is permitted under Section 8.05. To the extent the Agent is requested to execute any release documents or other documents evidencing the termination of Liens in accordance with the immediately preceding sentence, the Agent shall do so promptly upon request of the Company without the consent or further agreement of any Secured Party. If the disposition of Collateral is not permitted under or pursuant to the Basic Documents, the Liens encumbering the Collateral may only be released in accordance with the provisions of Section 11.04.

(c)           Other Authorized Release and Subordination. The Agent is irrevocably authorized by the Secured Parties, without any consent or further agreement of any Secured Party to: (i) subordinate or release the Liens granted to the Agent to secure the Obligations with respect to any property which is permitted to be subject to a Lien of the type described in paragraphs (g) or (i) of Section 8.06 and (ii) release the Agent’s Liens when all the Revolving Loan Line Portions have terminated, all the Obligations have been paid in full and otherwise satisfied and all Letters of Credit have expired or been terminated.

10.13         Powers and Immunities of Fronting Banks. Neither any Fronting Bank nor any of their respective Affiliates, officers, directors, agents or employees shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Basic Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, no Fronting Bank (a) shall have any duties or responsibilities except those expressly set forth in the Basic Documents, and shall by reason of any Basic Document be a trustee or fiduciary for any Bank or for the Agent, (b) shall be required to initiate any litigation or collection proceedings under any Basic Document, and (c) shall be responsible to any Bank or the Agent for any recitals, statements, representations, or warranties contained in any Basic Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Basic Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Basic Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder. Each Fronting Bank: (a) may consult with legal counsel (including counsel for the Company or the Agent), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (b) shall incur no liability under or in respect of any Basic Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Basic Document, each Fronting Bank shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and the Agent; provided, however, that a Fronting Bank shall not be required to take any action which it reasonably believes exposes it to personal liability or which it reasonably believes is contrary to any Basic Document or applicable Law.

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10.14         Perfection by Possession and Control; Deposit Accounts. The Agent hereby appoints each of the other Banks to serve as bailee to perfect Agent’s Liens in any Collateral in the possession of any such other Bank. Each Bank possessing any Collateral agrees to so act as bailee for the Agent in accordance with the terms and provisions hereof. In furtherance of the forgoing, each Bank acknowledges that certain of the Obligors may maintain deposit accounts at one or more of the Banks (all such accounts, herein the “Obligor Accounts”). Unless a Bank has entered into a control agreement with the Agent with respect to the Obligor Accounts (in which event such control agreement shall take precedent over the provisions of this Section 10.14 with respect to the Obligor Accounts covered thereby), each Bank agrees to hold its Obligor Accounts as bailee for the Agent to perfect the Agent’s Liens therein. Prior to the receipt by a Bank of a written notice of an Event of Default (or that the Required Banks has demanded payment of and Cash Collateral (if applicable) for any Loan Obligations) from the Agent, the Obligors are entitled to make withdrawals from the Obligor Accounts and make deposits into all the Obligor Accounts. When a Bank has received a written notice of an Event of Default (or that the Required Banks have demanded payment of and Cash Collateral (if applicable) for any Loan Obligations) from the Agent and as long as such Event of Default exists (or such demand shall not have been withdrawn), other than in respect of any payroll accounts, (a) the Agent shall be the only party entitled to make withdrawals from or otherwise give any direction with respect to the Obligor Accounts and each Bank agrees to comply with the instructions originated by the Agent directing deposition of the funds in or relating to the Obligor Accounts it holds without further consent by any Obligor, and (b) each Bank shall transfer, in immediately available funds by wire transfer to the Agent, the amount of the collected funds credited to the Obligor Accounts it holds and deliver to the Agent all moneys or instruments relating thereto or held therein and any other Collateral at any time the Agent demands payment or delivery thereof by such written notice to such Bank. Each Obligor agrees that each Bank is authorized to immediately deliver all the Collateral to the Agent upon the Bank’s receipt of such notice from the Agent. No Bank (other than the Agent acting for the benefit of the Secured Parties) shall exercise any right of set–off or banker’s lien against any Obligor Account for any obligations other than the Obligations; provided that a Bank shall be entitled to charge, or set–off against an Obligor Account and retain for its own account, any customary fees, costs, charges and expenses owed to it in connection with the opening, operating and maintaining such Obligor Account and for the amount of any item credited to the Obligor Account that is subsequently returned for any reason.

10.15         Bank Affiliates Rights. By accepting the benefits of the Basic Documents, any Affiliate of a Bank that is owed any Obligation is bound by the terms of the Basic Documents. But notwithstanding the foregoing: (a) neither the Agent, any Bank nor any Obligor shall be obligated to deliver any notice or communication required to be delivered to any Bank under any Basic Document to any Affiliate of any Bank; and (b) no Affiliate of any Bank that is owed any Obligation shall be included in the determination of the Required Banks or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Basic Document. The Agent shall not have any liabilities, obligations or responsibilities of any kind whatsoever to any Affiliate of any Bank who is owed any Obligation. The Agent shall deal solely and directly with the related Bank of any such Affiliate in connection with all matters relating to the Basic Documents. The Obligation owed to such Affiliate shall be considered the Obligation of its related Bank for all purposes under the Basic Documents and such Bank shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Basic Document.

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10.16         Other Agents. Certain of the Banks may have been designated as syndication agents, documentation agents or other similar designation in recognition of the level of their respective Revolving Loan Line Portions. No Bank, other than the Bank serving as Agent, is an agent for the Banks nor shall any such Bank have any obligation hereunder other than those existing in its capacity as a Bank.

10.17         Intercreditor Agreement.

(a)           Each Bank hereby authorizes the Agent to enter into the Intercreditor Agreement on its behalf and agrees to be bound by the terms thereof.

(b)           Each of the Company and the Banks hereby authorizes the Agent to share with the Committed Facility Agent (and the lenders under the Committed Credit Agreement), copies of all Borrowing Base Certificates and all schedules and amendments thereto (including, without limitation, summaries and detail of all credit extensions hereunder) and any amendments to this Agreement or the other Basic Documents.

Section 11.

Miscellaneous.

11.01         Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Basic Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by Law. No waiver of any provision of any Basic Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by Section 11.04, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent or any Bank may have had notice or knowledge of such Default at the time.

11.02         Notices.

(a)           General Address for Notices. All notices, requests and other communications (“Communications”) provided for herein and under the other Basic Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given (i) if transmitted by facsimile, when the confirmation of transmission thereof is received by the transmitter, (ii) when personally delivered or (iii) in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Basic Document by facsimile (or electronic transmission) shall be effective as delivery of an original executed counterpart of this Agreement or such other Basic Document.

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(b)          Electronic Communications. Communications to the Banks under the Basic Documents may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Section 2.01 or 4.05 unless otherwise agreed by the Agent and the applicable Bank. The Agent or the Company may, in its discretion, agree to accept notices and other communications to it under the Basic Documents by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or Communications.

(c)          Electronic Transmission System. The Company and the Banks agree that the Agent may make the Communications available to the Banks and the Company by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)          Communications Through the Platform. Each Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Bank for purposes hereof. Each Bank agrees to provide to the Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and agrees that the foregoing notice may be sent to such e-mail address.

11.03         Expenses, etc. The Company agrees to pay or reimburse each of the Banks and the Agent for: (a) all reasonable and documented out-of-pocket costs and expenses of the Agent (including the reasonable and documented fees and expenses of Emmet, Marvin & Martin, LLP) in connection with (i) the negotiation, preparation, execution, delivery and administration of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of each Bank and the Agent (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement, protection of rights or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (ii) the enforcement of this Section 11.03 and (iii) the issuance, amendment, renewal or extension of any Letter of Credit or demand for payment thereunder; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

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The Company hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys, partners and agents (each, an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by or asserted against any of them arising out of or by reason of (i) the execution or delivery of this Agreement, any other Basic Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Company or any of its Subsidiaries, or any liability under any Environmental Law related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, and regardless of whether any Indemnitee hereunder is a party thereto, provided that such Indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Basic Document, if the Company or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.03 shall not apply with respect to Taxes to the extent that they are subject to Section 5.06 hereof.

11.04         Amendments, Etc. (a) Neither this Agreement nor any other Basic Document nor any provision hereof or thereof may be waived, amended or modified except in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Agent and the Required Banks or, in the case of any other Basic Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Obligor or Obligors that are parties thereto, in each case with the consent of the Required Banks; provided that no such agreement shall (i) increase any Revolving Loan Line Portion of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan or Reimbursement Obligations or reduce the amount or rate of interest thereon, or reduce the amount or rate of any fees payable hereunder, without the written consent of each Bank affected thereby, (iii) postpone the scheduled date or due date of the payment of the principal amount of any Loan (including any prepayment required by Section 2.11), Reimbursement Obligations, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Loan Line Portion, without the written consent of each Bank affected thereby, (iv) alter Section 4.07 or 4.08 or the manner in which payments or prepayments of principal, interest or other Obligations shall be applied as among the Secured Parties, without the written consent of each Bank, (v) change any of the provisions of this Section, the definition of the term “Required Banks”, the last sentence of Section 4.09 or any other provision hereof specifying the number or percentage of Banks required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank, (vi) modify Section 4.03 without the consent of each Bank, (vii) amend the definition of the term “Borrowing Base”, any defined term used therein, Section 2.11, Section 2.12 or any rights or obligations of Declining Banks without the consent of each Bank, (viii) release any Guarantor from any of its guarantee obligations without the written consent of each Bank, (ix) amend, modify or waive the Intercreditor Agreement without the written consent of each Bank (other than, for the avoidance of doubt, any Affiliate of an Issuing Bank which has issued a Letter of Credit pursuant to the last sentence of the definition of Issuing Bank) or (x) except as permitted by Section 10.12, under the Intercreditor Agreement or in connection with the exercise of its rights and remedies therein after an Event of Default or demand by any Bank for payment of and Cash Collateral (if applicable) for any Loan Obligations, release all or substantially all of the Collateral (or any Collateral, the release of which would result in an excess of the then aggregate outstanding amount of the Credit Exposure over the Borrowing Base) without the written consent of each Bank; and provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or any Fronting Bank hereunder without the prior written consent of the Agent or the applicable Fronting Bank, as the case may be.

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(a)          Notwithstanding anything to the contrary herein, any Bank that is a Defaulting Bank shall not have any right to approve or disapprove of any amendment, waiver or consent hereunder; provided, however, except as otherwise provided in Section 4.12, (i) the Revolving Loan Line Portion of such Defaulting Bank may not be increased or extended without the consent of such Defaulting Bank, (ii) the Revolving Loan Line Portion Percentage of such Defaulting Bank may not be increased without the consent of such Defaulting Bank, and (iii) no payment to such Defaulting Bank shall be decreased or postponed without the consent of such Defaulting Bank.

(b)          Notwithstanding anything to the contrary herein, (A) a Declining Bank shall not have any right to (1) consent to or approve any amendment, modification or waiver or (2) direct, or consent to or approve any direction to, the Agent to take or refrain from taking any action hereunder, in each case which does not directly affect either (x) such Declining Bank or any Loan made by it or Letter of Credit which it has issued or in which it has participated or (y) Collateral securing Obligations owed to such Declining Bank or guarantees thereof and, (B) the preceding clause (A) shall not limit any right of a Declining Bank to consent to or approve any amendment, modification or waiver referred to in Section 11.04(a)(i), (ii), (iii), (v) or (vii) solely to the extent relating to a Loan or Letter of Credit made, issued or participated in by such Declining Bank.

11.05         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any Affiliate of an Issuing Bank that issues any Letter of Credit, any Affiliate of a Bank who is otherwise owed any of the Obligations and any party entitled to indemnification hereunder), except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder or under any other Basic Document without the prior written consent of each Bank (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with Section 11.06 (and any attempted assignment or transfer by any Bank that is not in accordance with this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit and any Affiliate of a Bank who is otherwise owed any of the other Obligations), and, to the extent expressly contemplated hereby, officers, directors, attorneys, agents, and employees of each of the Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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11.06         Assignments and Participations.

(a)           Assignments by Banks.

(i)          Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Line Portion and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)         the Company, provided that no consent of the Company shall be required for an assignment to a Bank, an Affiliate of a Bank or an Approved Fund or, if an Event of Default exists or a demand by the Required Banks for payment of and Cash Collateral (if applicable) for any Loan Obligations has been made, any other assignee; and

(B)         the Agent, provided that no consent of the Agent shall be required for an assignment of any Revolving Loan Line Portion to an assignee that is a Bank with a Revolving Loan Line Portion immediately prior to giving effect to such assignment.

(ii)         Certain Conditions to Assignments. Assignments by the Banks shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank’s Revolving Loan Line Portion or Loans, the amount of the Revolving Loan Line Portion or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Company and the Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default exists or a demand by the Required Banks for payment of and Cash Collateral (if applicable) for any Loan Obligations has been made;

(B)         each partial assignment of any Revolving Loan Line Portion or Loans shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement in respect of such Revolving Loan Line Portion and Loans;

(C)         the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption in substantially the form of Exhibit E hereto, together with a processing and recordation fee of $3,500; and

(D)         the assignee, if it shall not already be a Bank, shall deliver to the Agent an Administrative Questionnaire.

(iii)        Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraphs (b) and (c) below, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the rights referred to in Sections 5.01, 5.04, 5.06 and 11.03). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (d) below. Delivery of an executed counterpart of a signature page to an Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of thereof.

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(b)           Maintenance of Register by the Agent. The Agent, acting for this purpose as an agent of the Company, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Revolving Loan Line Portion of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time, upon reasonable prior notice.

(c)           Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (a) above and any written consent to such assignment required by said paragraph (a), the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (c).

(d)           Participations. Any Bank may, without the consent of the Company or the Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Bank’s rights and obligations under this Agreement (including all or a portion of its Revolving Loan Line Portion and the Loans owing to it); provided that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Obligors, the Agent and the Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, waiver or other modification of any provision of this Agreement; provided that such agreement may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.04 that affects such Participant. Subject to paragraph (e) below, the Company agrees that each Participant shall be entitled to the benefits of Sections 5.01, 5.04 and 5.06, to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (a) above. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.07(a) as though it were a Bank, provided such Participant agrees to be subject to Section 4.07(b) as though it were a Bank hereunder.

(e)           Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.06 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 5.06 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 5.06 as though it were a Bank.

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(f)           Certain Pledges. Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such assignee for such Bank as a party hereto.

(g)           No Assignments to the Company or Affiliates. Anything in this Section to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan or Reimbursement Obligations held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Bank.

11.07         Survival. The obligations of the Company under Sections 5.01, 5.04, 5.06 and 11.03 and the obligations of the Banks under Section 10.05 hereof shall survive the repayment of the Loans and the Reimbursement Obligations and the termination of the Revolving Loan Line Portions. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

11.08         Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

11.09         Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Basic Documents and any separate letter agreements with respect to fees payable to the Agent and the Bank constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11.10         Governing Law; Submission to Jurisdiction. Each of this Agreement and each other Basic Document will be governed by, and construed in accordance with, the internal Laws of the state of New York (including for such purpose sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any other Basic Document or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby further irrevocably consents to the service of process in any such legal proceedings in said courts by the mailing thereof by the Agent or any Bank by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

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11.11         Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.12         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.13         Independence of Covenants. All covenants and other agreements contained in this Agreement or any other Basic Document shall be given independent effect so that, if a particular action or condition is not permitted by any of such covenants or other agreements, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant or other agreement shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

11.14         PATRIOT ACT PROVISION. Each of the Agent and each Bank hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor and other information that will allow the Agent and such Bank to identify each Obligor in accordance with the Act.

11.15         No Fiduciary Relationship. The relationship between the Company and the other Obligors on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Company or any other Obligors, and no term or condition of any of the Basic Documents shall be construed so as to deem the relationship between the Company and the other Obligors on the one hand and the Agent and each Bank on the other to be other than that of debtor and creditor.

11.16         Construction. The Company, each other Obligor (by its execution of the Basic Documents to which it is a party), the Agent, each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Basic Documents with its legal counsel and that the Basic Documents shall be construed as if jointly drafted by the parties thereto.

11.17         Interest Rate Limitation.

(a)            Limitation to Maximum Rate; Recapture. No interest rate specified in any Basic Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the “Contract Rate”) for any obligation under the Basic Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect. As used herein, the term “Maximum Rate” means, at any time with respect to any Bank, the maximum rate of nonusurious interest under applicable Law that such Bank may charge the Company. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Basic Documents that constitute interest under applicable Law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Company at the time of such change in the Maximum Rate.

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(b)           Cure Provisions. No provision of any Basic Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable Law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Basic Document or otherwise in connection with the transactions contemplated under the Basic Documents, the provisions of this Section shall govern and prevail and neither the Company nor the sureties, guarantors, successors, or assigns of the Company shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable Law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Company and each Bank shall, to the extent permitted by applicable Law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

11.18         Waiver of Consequential Damages, etc. To the extent permitted by applicable Law, no Obligor shall assert, and each Obligor hereby waives, any claim against Agent, any Bank and any of their respective directors, officers, partners, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Basic Documents, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

11.19         DISCRETIONARY FACILITY. THE COMPANY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT PROVIDES FOR A CREDIT FACILITY THAT IS COMPLETELY DISCRETIONARY ON THE PART OF THE BANKS AND THAT THE BANKS HAVE ABSOLUTELY NO DUTY OR OBLIGATION TO ADVANCE ANY LOANS OR TO ISSUE ANY LETTER OF CREDIT. THE COMPANY UNDERSTANDS THAT WITHOUT REASON, CAUSE OR PRIOR NOTICE, THE BANKS MAY CEASE ADVANCING LOANS AND ISSUING LETTERS OF CREDIT AND MAY MAKE DEMAND FOR PAYMENT (AND CASH COLLATERALIZATION WITH RESPECT TO OUTSTANDING LETTERS OF CREDIT) OF ALL OBLIGATIONS OF THE COMPANY TO THE BANKS AT ANY TIME. THE COMPANY REPRESENTS AND WARRANTS TO THE BANKS THAT THE COMPANY IS AWARE OF THE RISKS ASSOCIATED WITH CONDUCTING BUSINESS UTILIZING AN UNCOMMITTED FACILITY.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EMPIRE RESOURCES, INC.

By:	/s/ Sandra Kahn
Sandra R. Kahn, Vice President

Address for Notices:

Empire Resources, Inc.
One Parker Plaza
Fort Lee, New Jersey 07024
Attention: Ms. Sandra R. Kahn
Facsimile No.: (201) 944-2226
Telephone No.: (201) 944-2200

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Agent, Issuing Bank and as a Bank

By:	/s/ Chan K. Park
Name: Chan K. Park
Title: Managing Director

By:	/s/ Xander Willemsen
Name: Xander Willemsen
Title: Executive Director

Address for Notices:

c/o Rabobank International
245 Park Avenue
New York, New York 10167
Attention: Frank Imperato
Telecopy No. (212) 916-3731
Telephone No. (212) 808-6815

With copies to:

Rabobank International
245 Park Avenue
New York, New York 10167
Attention: Xander Willemsen
Telecopy No.: (914) 304-9321
Telephone No.: (212) 574-7377

and

Rabobank International
245 Park Avenue
New York, New York 10167
Attention: Naoko Kojima
Telecopy No.: (212) 808-2578
Telephone No.: (212) 808-6812

BNP PARIBAS, as Syndication Agent and a Bank

By:	/s/ Karlien Zumpolle
Name: Karlien Zumpolle
Title: Vice President

By:	/s/ Bradley Dingwall
Name: Bradley Dingwall
Title: Director

Address for Notices:

787 Seventh Avenue, 9th Floor
New York, New York 10019
Attention:
Facsimile No.:
Telephone No.:
Email:

SOCIÉTÉ GÉNÉRALE S.A., as a Bank

By:	/s/ Barbara Paulsen
Name: Barbara Paulsen
Title: Managing Director

By:
Name:
Title:

Address for Notices:

245 Park Avenue
New York, NY 10167
Attention:
Facsimile No.:
Telephone No.:
Email:

Index to Exhibits and Schedules

EXHIBIT A	–	Form of Note
EXHIBIT B	–	Form of Borrowing Base Certificate
EXHIBIT C	–	Form of Security Agreement
EXHIBIT D	–	Form of Subsidiary Guarantee
EXHIBIT E	–	Form of Assignment and Assumption
EXHIBIT F	–	Intentionally omitted
EXHIBIT G	–	Form of Compliance Certificate
EXHIBIT H	–	Intentionally omitted
EXHIBIT I	–	Form of Borrowing Request
EXHIBIT J	–	Form of Notice of Prepayment, Conversion and Continuation
EXHIBIT K	–	Subordination Terms
EXHIBIT L	–	Intentionally omitted
EXHIBIT M	—	Form of Intercreditor Agreement
EXHIBIT N	—	Form of Declining Bank Notice
EXHIBIT O	—	Form of Approving Bank Notice

SCHEDULE A	–	Revolving Loan Line Portions
SCHEDULE I	–	Indebtedness
SCHEDULE II	–	Investments
SCHEDULE III	–	Subsidiaries
SCHEDULE IV	—	Limitations on Dividend Clause and Negative Pledge Clauses
SCHEDULE V	-	Credit Insurance

 EXHIBIT A

FORM OF

PROMISSORY NOTE

$[Principal Amount]	[Date]
New York, New York

FOR VALUE RECEIVED, EMPIRE RESOURCES, INC., a Delaware corporation (the “Company”), hereby promises to pay to [Insert name of the Bank] (the “Bank”), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, the principal sum of $[Principal Amount] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books, provided that the failure of the Bank to make any such recordation shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

This Note (i) is one of the Notes referred to in the Uncommitted Credit Agreement dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among the Company, the banks from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Agent, (ii) is entitled to the benefits of the Credit Agreement and (iii) evidences Loans made by the Bank under the Credit Agreement. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

EMPIRE RESOURCES, INC.

By
Name: Sandra R. Kahn
Title: Vice President

EXHIBIT B

Form of Borrowing Base Certificate

Coöperatieve Centrale

Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland”,

New York Branch, as agent

c/o Rabobank International

245 Park Avenue

New York, NY 10167

Phone No.    212-808-6815

Fax No.        212-916-3731

Attention:    Frank Imperato / Naoko Kojima / Xander Willemsen

And each Bank

Ladies and Gentlemen:

This Borrowing Base Certificate as of _____________, 20__ (the “Computation Date”) is executed and delivered by Empire Resources, Inc. (the “Company”) to Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent (in such capacity, together with its successors in such capacity, the “Agent”), pursuant to that certain Uncommitted Credit Agreement dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the banks from time to time party thereto and the Agent. All terms used herein shall have the meanings assigned to them in the Credit Agreement.

The Company represents and warrants to the Agent and the Banks that all information contained herein is true, correct, and complete, and that the property included in the calculations below represents the property that qualifies for purposes of determining the Borrowing Base under the Credit Agreement. The Company also represents and warrants that all figures listed below or attached hereto have been calculated based on the provisions of the Credit Agreement.

The Company represents and warrants to the Agent and the Banks that the representations and warranties of the Obligors contained in the Basic Documents are true and correct in all material respects on and as of the date of this Borrowing Base Certificate as if made on and as of the date hereof except to the extent that such representations and warranties relate specifically to another date, and that no Default exists.

BORROWING BASE SUMMARY:
A.	Borrowing Base (as detailed from schedule 1)		$__________
B.	Revolving Loan Line Portions		$__________
C.	Lesser of Line A or Line B		$__________
D.	Credit Exposure:
	(i) Loans	$__________
	(ii) Letters of Credit	$__________
	(iii) Total		$__________
E.	Availability (Line C, minus Line D(iii))		$__________

Borrowing Base Certificate, Page 1

In the event of any conflict between this Borrowing Base Certificate and the Credit Agreement, the Credit Agreement shall control.

Date: __________, 20__

Borrower:

EMPIRE RESOURCES, INC.

By:
Sandra Kahn, Vice President and Chief Financial Officer

Borrowing Base Certificate, Page 2

SCHEDULE 1

TO

BORROWING BASE CERTIFICATE

EMPIRE RESOURCES, INC.

			Amount	Advance Rate	Amount Times Advance Rate
1.	Assets

	(a)	Eligible Net Liquidating Value of Brokerage Accounts[1]	$__________	85%	$__________

	(b)	Tier I Eligible Receivables	$__________	90%	$__________

	(c)	Tier II Eligible Receivables[2]	$__________	80%	$__________

	(d)	Australian Receivables[3]	$__________	70%	$__________

	(e)	Eligible Inventory Ordered Under L/C	$__________	80%	$__________

	(f)	Eligible Inventory[4]	$__________	80%	$__________

	(g)	Eligible Unsold Inventory[5]	$__________	65%	$__________

	(h)	Pledged Cash	$__________	100%	$__________

	(i)	Eligible Mexican Receivables[6]	$__________	80%	$__________

2.	Total Assets (sum of lines (a), (b), (c), (d), (e), (f), (g), (h) and (i))				$__________

3.	Deductions for Reserves		$__________	100%	($__________)

4.	Deductions for Indebtedness secured by Permitted Borrowing Base Liens		$__________	100%	($__________)

5.	Borrowing Base (line 2 minus line 3 minus line 4)				$

1 To be included in Borrowing Base calculation only if and to the extent requested by the Company.

2 The aggregate amount of Tier II Eligible Receivables (a) that are not Credit Insured Receivables, owing from any one account debtor (and its Affiliates) at any time shall not exceed $1,500,000 (per account debtor (and its Affiliates)), and (b) included in the Borrowing Base at any time shall not exceed $3,500,000 (after giving effect to the applicable advance rate), in each case (under clauses (a) and (b)), unless otherwise approved in writing by the Required Banks.

3 In no event shall the aggregate amount of the Australian Receivables included in the Borrowing Base at any time exceed an amount equal to $7,500,000 (after giving effect to the applicable advance rate).

4 In no event shall the aggregate amount of the Eligible Inventory included in the Borrowing Base at any time exceed an amount equal to 65% of the Borrowing Base (after giving effect to the applicable advance rate).

5 In no event shall the aggregate amount of Eligible Unsold Inventory included in the Borrowing Base at any time exceed $3,500,000 (after giving effect to the applicable advance rate).

6 In no event shall the aggregate amount of Eligible Mexican Receivables included in the Borrowing Base at any time exceed $10,000,000 (after giving effect to the applicable advance rate).

Borrowing Base Certificate, Page 3

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, acceptances and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the right and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Bank]1]

3.	Borrower:	Empire Resources, Inc.

4.	Agent:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as the agent under the Credit Agreement

5.	Credit Agreement:	Uncommitted Credit Agreement dated as of June 19, 2014 among Empire Resources, Inc., the banks from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Agent.

1 Select as applicable.

ASSIGNMENT AND ASSUMPTION, Page 1

6.	Assigned Interest:

Aggregate Amount of Revolving Loan Line Portion/Loans for all Banks	Amount of Revolving Loan Line Portion/Loans Assigned	Percentage Assigned of Revolving Loan Line Portion/Loans
$	$	%

[7	Trade Date:	______________][4]

Effective Date:       , 20    [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNMENT AND ASSUMPTION, Page 2

[Consented to and][5] Accepted:

Coöperatieve Centrale
Raiffeisen-Boerenleenbank B.A.,
“Rabobank Nederland”, New
York Branch, as Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:][6]

EMPIRE RESOURCES, INC.

By:
Name:
Title:

5 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

6 To be added only if the consent of the Company and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

ASSIGNMENT AND ASSUMPTION, Page 3

ANNEX I

Empire Resources, Inc.

credit agreement

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver the Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Basic Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Basic Documents or any collateral thereunder, (iii) the financial condition of the Company, any of the Subsidiaries or Affiliates or any other Person obligated in respect of any Basic Document or (iv) the performance or observance by the Company, any of the Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Basic Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Bank, and (iv) if it is a Foreign Bank, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under Basic Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Basic Documents are required to be performed by it as a Bank; and (c) agrees that it will be bound by the terms and provisions of the Intercreditor Agreement.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts which have accrued prior to or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of a signature page of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with, the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

ASSIGNMENT AND ASSUMPTION, Page 4

EXHIBIT G

FORM OF

COMPLIANCE CERTIFICATE

for the

quarter/fiscal year ending __________ __, _____

Coöperatieve Centrale

Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland”,

New York Branch, as agent

c/o Rabobank International

245 Park Avenue

New York, NY 10167

Phone No.	212-808-6815
Fax No.	212-916-3731
Attention:	Frank Imperato / Naoko Kojima / Xander Willemsen

and each Bank

Ladies and Gentlemen:

This Compliance Certificate (the “Certificate”) is being delivered pursuant to Section 8.01 of that certain Uncommitted Credit Agreement dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among Empire Resources, Inc. (the “Company”), the banks from time to time party thereto and Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent (in such capacity, together with its successors in such capacity, the “Agent”). All terms used herein shall have the meanings assigned to them in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

The undersigned, an authorized financial officer of the Company in his or her capacity as such financial officer and not in his or her individual capacity, does hereby certify to the Agent and the Banks that:

1. DEFAULT
No Event of Default exists or has occurred or, if an Event of Default exists, I have described on the attached Exhibit “A” the nature thereof and the steps taken or proposed to remedy such Event of Default.

Compliance
2. SECTION 8.01 - Financial Statements and Records

(a) Annual audited financial statements of the Company on a consolidated basis within 90 days after the end of each fiscal year end (together with Compliance Certificate).	Yes	No	N/A

(b) quarterly unaudited financial statements of the Company on a consolidated basis within 45 days after each of the first three fiscal quarter ends (together with Compliance Certificate).	Yes	No	N/A

(c) Bi-Monthly Borrowing Base Certificate	Yes	No	N/A

4. SECTION 8.04 - Insurance

Annual Evidence of Insurance on anniversary of the Closing Date.		Yes	No	N/A

5. SECTION 8.07 - Indebtedness

No additional Indebtedness except:

(a) Indebtedness of 6900 Quad Avenue, LLC not to exceed:	$1,300,000
Actual outstanding:	$_______	Yes	No

(b) Other unsecured Indebtedness of the Company	$250,000
Actual outstanding:	$_______	Yes	No

(c) Imbali Facility not to exceed:	€10,000,000
Actual € amount outstanding:	€_______	Yes	No
Actual $ equivalent amount outstanding:	$_______

(d) Non-recourse Inventory financing amount outstanding	$_______

(e) Reimbursement obligations in respect of letters of credit issued outside of the Agreement	$_______

(f) Subordinated Debt	$_______

(g) Pre-export financing Guarantees not to exceed:	$3,000,000
Actual outstanding:	$_______	Yes	No

(h) Aggregate $ equivalent amount of actual outstanding under the Indebtedness under lines (d), (e), (f) and (g) not to exceed:	$25,000,000
Actual aggregate $ equivalent amount of actual outstanding under the Indebtedness under lines (d), (e), (f) and (g):	$_______	Yes	No

(i) Capital Expenditures not to exceed:	$10,000,000
Actual outstanding:	$_______	Yes	No

(j) Australian Subsidiary Indebtedness not to exceed:	AUS$20,000,000
Actual AUS$ amount outstanding:	AUS$_______	Yes	No

6. SECTION 8.08 - Investments

(a) Investments in Imbali Metals BVBA not to exceed:	€4,000,000
Actual Imbali Investments	€_______	Yes	No

(b) Investments with Sub Debt proceeds not to exceed:	$12,000,000
Actual Investments with Sub Debt proceeds:	$_______	Yes	No

(c) Additional Investments not to exceed:	$500,000
Actual additional Investments	$_______	Yes	No

(d) Permitted Investments not to exceed1:	$_______	Yes	No

1 To be completed with respect to each category of Permitted Investments.

7. SECTION 8.09 – Leverage Ratio

(a) Total Liabilities (including letters of credit)	$_________
(b) Subordinated Debt	$_________
(c) Tangible Net Worth
(i) amount of common stock;	$_________
(ii) amount of surplus and retained earnings (minus any deficit);	$_________
(iii) accumulated other comprehensive income;	$_________
(iv) Subordinated Debt	$_________
(v) Investments (other than Permitted Investments), the cost of treasury shares and all assets classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings)	($_________)
(vi) Sum of (i) through (iv) minus (v)	$_________
(d) 7(a) minus 7(b) ÷ 7(c)(vi)	___ to 1.00
(e) Maximum Leverage Ratio	6.00 to 1.00	Yes	No

8. SECTION 8.10 – Net Working Capital

(a) Base Amount	$35,000,000
(b) 25% of Company's Consolidated Net Income (only if a positive number) for the fiscal year most recently ended	$_________
(c) Total minimum required Net Working Capital (8(a) plus 8(b))	$_________
(d) Actual Net Working Capital	$_________	Yes	No

9. SECTION 8.11 – No Net Loss

Consolidated Net Income (but calculated before taxes and extraordinary items in accordance with GAAP) not to be less than negative $4,000,000 in the aggregate over two or more consecutive quarters		Yes	No

10. SECTION 8.17 - Additional Domestic Subsidiaries

Joinder of new Domestic Subsidiaries promptly after the Domestic Subsidiary is formed or acquired.		Yes	No	N/A

Pledge of new Capital Securities in Domestic Subsidiaries and 65% of foreign Subsidiaries		Yes	No	N/A

11. SECTION 8.20 – Capital Expenditure Limit

(a) Capital Expenditures for logistical assets not to exceed:	$10,000,000
(b) Actual Capital Expenditures for logistical assets	$_________
(c) Compliance: (line 11(b) must be less than Line 11(a))		Yes	No

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the date first written above.

EMPIRE RESOURCES, INC.

By:
Name:
Title:

EXHIBIT I

FORM OF

BORROWING REQUEST

Coöperatieve Centrale

Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland”,

New York Branch, as agent

c/o Rabobank International

245 Park Avenue

New York, NY 10167

Phone No.	212-808-6815
Fax No.	212-916-3731
Attention:	Frank Imperato / Naoko Kojima / Xander Willemsen

and each Bank

Ladies and Gentlemen:

The undersigned is an authorized officer of Empire Resources, Inc. (the “Company”) and is authorized to make and deliver this Borrowing Request pursuant to that certain Uncommitted Credit Agreement dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the banks from time to time party thereto and Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent (in such capacity, together with its successors in such capacity, the “Agent”). All terms defined in the Credit Agreement shall have the same meaning herein. In accordance with the Credit Agreement, the Company hereby (check whichever is applicable):

___       1. Requests that the Banks make an advance under the Revolving Loan Line Portions which shall be a Base Rate Loans in the amount of $ _________ on __________.

___       2. Requests that the Banks make an advance on __________under the Revolving Loan Line Portions as Eurodollar Loans with the amount of each Eurodollar Loan and duration of the Interest Periods with respect thereto to be as follows:

Amount	Interest Period	Maturity Date
1.	_____ Month(s)
2.	_____ Month(s)
3.	_____ Month(s)
4.	_____ Month(s)

3. Requests that _________ issue a Letter of Credit in the form attached hereto as Exhibit A with an original face amount of $__________ on __________.

In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies to the Agent and the Banks that the following statements are true and correct:

(i)      The representations and warranties contained in Section 7 of the Credit Agreement and in each of the other Basic Documents are true and complete in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date except for any representation or warranty limited by its terms to a specific date.

(ii)     No Default exists or would result from the extension of credit requested hereunder.

(iii)    After giving effect to the credit extended pursuant to this request, the aggregate amount of Credit Exposure does not exceed the lesser of the Borrowing Base (plus if applicable, with respect to any commercial Letter of Credit issued to secure the purchase price of Inventory, 80% the cost of such Inventory that will be Eligible Inventory Ordered Under L/C once such Letter of Credit is issued) or the aggregate Revolving Loan Line Portions;

Obligations		Totals
a.	Current Revolving Loans	$
b.	Requested Revolving Loans	$
c.	Total Revolving Loans	$
d.	Current Letter of Credit Liabilities	$
e.	Requested Letter of Credit Liabilities	$
f.	Total Letter of Credit Liabilities	$
g.	Total Current Obligations (Sum of Lines a. and d.)	$
h.	Total Requested Obligations (Sum of Lines b. and e.)	$
i.	Total Obligations After Request (Sum of Lines c. and f.)	$
j.	Aggregate Borrowing Base (from most recent Borrowing Base Report or Interim Borrowing Base Certificate)	$
k.	Plus with respect to any commercial Letter of Credit issued to secure the purchase price of Inventory, 80% the cost of such Inventory that will be Eligible Inventory Ordered Under L/C once such Letter of Credit is issued	$
l.	Total Aggregate Availability (sum of j. plus k.)
m.	Availability after request (sum of l. minus i.)

All information supplied hereon is true, correct, and complete as of the date hereof.

Company:

EMPIRE RESOURCES, INC.

By:
Name:
Title:

Dated as of:
(insert proposed date of the
requested extension of credit)

EXHIBIT J

FORM OF

NOTICE OF PREPAYMENT, CONTINUATION OR CONVERSION

Coöperatieve Centrale

Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland”,

New York Branch, as agent

c/o Rabobank International

245 Park Avenue

New York, NY 10167

Phone No.	212-808-6815
Fax No.	212-916-3731
Attention:	Frank Imperato / Naoko Kojima / Xander Willemsen

and each Bank

Ladies and Gentlemen:

The undersigned is an authorized officer of Empire Resources, Inc. (the “Company”) and is authorized to make and deliver this notice pursuant to that certain Uncommitted Credit Agreement dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the banks from time to time party thereto and Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent (in such capacity, together with its successors in such capacity, the “Agent”). All terms defined in the Credit Agreement shall have the same meaning herein.

____     The Company hereby gives Agent notice of prepayment of a Loan. Details of this prepayment are set forth on Schedule 1 hereto.

____     The Company hereby gives Agent notice of the continuation of a Eurodollar Loan. Details of this Continuation are set forth on Schedule 2 hereto.

____     The Company hereby gives Agent notice of the conversion of a Loan from one Type to another Type. Details of this Conversion are set forth on Schedule 3 hereto.

In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies to the Agent and the Banks that the following statements are true and correct:

(a)          The representations and warranties contained in Section 7 of the Credit Agreement and in each of the other Basic Documents are true and complete in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

(b)          No Default exists or would result from the request made hereunder.

Notice of Prepayment Continuation or Conversion, Page 1

Company:

EMPIRE RESOURCES INC.

By:
Name:
Title:

Dated as of:

Notice of Prepayment Continuation or Conversion, Page 2

SCHEDULE 1

NOTICE OF PREPAYMENT

1.          The date of prepayment is ______________ __, 20__.1

2.          The aggregate amount of the prepayment is $_____________.

3.          The prepayment should be applied as follows:

___     Revolving Loan in the amount of $___________ (minimum amount of $1,000,000 and $250,000 increments for all Eurodollar Loans; and minimum of $250,000 or multiples of $50,000 in excess thereof in the case of Base Rate Loans)

1 Notice by 10:00 A.M. on the Business Day of the proposed prepayment is required for prepayments of Base Rate Loans. Three Business Days’ notice is required for prepayments of Eurodollar Loans.

SCHEDULE 1 to Notice of Prepayment Continuation or Conversion, Solo Page 1

SCHEDULE 2

NOTICE OF CONTINUATION

1.          The Continuation Date is ______ __, 20__.2

2.          The aggregate amount of the Eurodollar Loans to be continued is $__________.

3.          The Eurodollar Loans to be continued should be continued as Eurodollar Loans in the amounts and with the Interest Periods specified below:

Amount	Interest Period	Maturity Date
1.	_____ Month(s)
2.	_____ Month(s)
3.	_____ Month(s)
4.	_____ Month(s)

2 Notice by 10:00 A.M. on the Business Day of the proposed continuation is required for Base Rate Loans and three Business Days’ notice is required for a continuation of Eurodollar Loans.

SCHEDULE 2 to Notice of Prepayment Continuation or Conversion, Solo Page 1

SCHEDULE 3

NOTICE OF CONVERSION

1.          The Conversion Date is ______ __, 20__.3

2.          The aggregate amount of the Loans to be converted is $__________.

3.          The Account to be converted is currently a:

____     [Base Rate Loan] [Eurodollar Loan] and should be converted into:

___      Base Rate Loans in the amount of $ _________;

___      Eurodollar Loans with the amount of each Eurodollar Loan and duration of the Interest Periods with respect thereto to be as follows:

Amount	Interest Period	Maturity Date
1.	_____ Month(s)
2.	_____ Month(s)
3.	_____ Month(s)
4.	_____ Month(s)

3 A Conversion can only occur on the last day of the Interest Period applicable to a Eurodollar Loan. Notice by 10:00 A.M. on the Business Day of the proposed conversion is required for Base Rate Loans and three Business Days’ notice is required for a conversion into Eurodollar Loans.

SCHEDULE 3 to Notice of Prepayment Continuation or Conversion, Solo Page 2

 EXHIBIT N

FORM OF

DECLINING BANK NOTICE

Coöperatieve Centrale

Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland”,

New York Branch, as agent

c/o Rabobank International

245 Park Avenue

New York, NY 10167

Phone No.	212-808-6815
Fax No.	212-916-3731
Attention:	Frank Imperato,
Naoko Kojima,
Xander Willemsen

June 19, 2014

Re:      Empire Resources, Inc.

Ladies and Gentlemen:

The undersigned, [NAME OF DECLINING BANK] (the “Declining Bank”), refers to the Uncommitted Credit Agreement, dated as of June 19, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Empire Resources, Inc. (the “Company”), the banks from time to time party thereto and Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent (in such capacity, together with its successors in such capacity, the “Agent”). Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement. The Declining Bank hereby gives you notice pursuant to Section 2.12 (The Election of Approving Banks to Continue Funding and Issuing Letters of Credit) of the Credit Agreement, that for reasons other than an Event of Default, the undersigned Declining Bank has elected not to fund additional Revolving Loans, approve the issuance of additional Letters of Credit or approve extensions or increases to any existing Letters of Credit. The Declining Bank acknowledges that the timing of the effectiveness of this notice is subject to Sections 2.02, 2.03(u) and 2.12(a) of the Credit Agreement.

Very truly yours,

[NAME OF DECLINING BANK]

By:
Name:
Title:

EXHIBIT O

FORM OF

APPROVING BANK NOTICE

Coöperatieve Centrale

Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland”,

New York Branch, as agent

c/o Rabobank International

245 Park Avenue

New York, NY 10167

Phone No.	212-808-6815
Fax No.	212-916-3731
Attention:	Frank Imperato,
Naoko Kojima,
Xander Willemsen

______ __, 2014

Re:      Empire Resources, Inc.

Ladies and Gentlemen:

The undersigned, [NAME OF APPROVING BANK] (the “Approving Bank”), refers to the Uncommitted Credit Agreement, dated as of June 19 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Empire Resources, Inc. (the “Company”), the banks from time to time party thereto and Coöperatieve Centrale Raiffeisen–Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent (in such capacity, together with its successors in such capacity, the “Agent”). Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement. The Approving Bank hereby gives you notice pursuant to Section 2.12 (The Election of Approving Banks to Continue Funding and Issuing Letters of Credit) of the Credit Agreement that the Approving Bank, in its full and absolute discretion, has elected to continue, subject to the provisions of Section 2.12, funding Revolving Loans and approving issuances of and extensions or increases to Letters of Credit, notwithstanding the existence of a Declining Bank.

Very truly yours,

[NAME OF APPROVING BANK]

By:
Name:
Title:

SCHEDULE A

TO

EMPIRE RESOURCES, INC.

CREDIT AGREEMENT

Revolving Loan Line Portions

Banks	Revolving Loan Line Portion	Revolving Loan Line Portion Percentage
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	$35,000,000	46.6667%
BNP Paribas	$20,000,000	26.6667%
Société Générale S.A.	$20,000,000	26.6667%
Total	$75,000,000.00	100.0000%

SCHEDULE A, SOLO PAGE

SCHEDULE I

TO

EMPIRE RESOURCES, INC.

UNCOMMITTED CREDIT AGREEMENT

Indebtedness

1.          The €10,000,000 Imbali Facility and the Imbali Guaranty.

2.          The $150,000,000 Amended and Restated Credit Agreement.

3.          $12,000,000 Convertible Subordinated Debt Due Jun 1, 2016

4.          $1,215,000 6900 Quad Avenue Mortgage

SCHEDULE I (Indebtedness), SOLO PAGE

SCHEDULE II

TO

EMPIRE RESOURCES, INC.

UNCOMMITTED CREDIT AGREEMENT

Investments

1.          Imbali Guaranty.

2.          See Schedule III.

3.          $10,000,000 loan to PT. Alumindo, Southern Aluminum Industry and Fung Lam Trading Company maturing January 1, 2016, current balance $5,000,000.

SCHEDULE III

TO

EMPIRE RESOURCES, INC.

UNCOMMITTED CREDIT AGREEMENT

Subsidiaries

Subsidiary Name	Jurisdiction of Organization	Persons Holding Equity Interest	Authorized Equity Interest	Outstanding Equity Interest	Percentage of Ownership
Empire Resources Pacific, Ltd.	Delaware	Empire Resources, Inc.	1,000 shares of common stock	100 shares of common stock	100%
Imbali Metals Bvba	Belgium	Empire Resources, Inc.	1,000 shares	1,000 shares	100%
6900 Quad Avenue, LLC	Delaware	Empire Resources, Inc.	N/A	N/A	100%
Empire Resources de Mexico S DE RL DE CV	Monterrey, Nuevo Leon	Empire Resources, Inc.	100,000 Quotas	100,000 Quotas	100%

SCHEDULE III (Subsidiaries), SOLO PAGE

SCHEDULE IV

TO

EMPIRE RESOURCES, INC.

UNCOMMITTED CREDIT AGREEMENT

Limitations on Dividend Clause and Negative Pledge Clauses

None.

SCHEDULE V

TO

EMPIRE RESOURCES, INC.

AMENDED AND RESTATED

CREDIT AGREEMENT

Credit Insurance

Coface North America Insurance Company Policy Number E-489020205